UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A
(RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
ADMA BIOLOGICS, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PROXY STATEMENT DATED APRIL 15, 2026 ADMA BIOLOGICS, INC. 465 STATE ROUTE 17 RAMSEY, NEW JERSEY 07446

Dear Stockholder:
You are cordially invited to the annual meeting of stockholders (the “Annual Meeting”) of ADMA Biologics, Inc. (the “Company”), which will be held virtually at 10:00 a.m. Eastern Time on June 2, 2026. We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. You will be able to attend the Annual Meeting and vote during the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/ADMA2026.
In connection with the Annual Meeting, you will be asked to consider and vote on certain proposals that are more fully described in the accompanying proxy statement. Whether or not you plan to attend the Annual Meeting, we urge you to read the proxy statement and consider such information carefully before voting.
The Board of Directors unanimously recommends that our stockholders vote “FOR” all of the proposals presented in the proxy statement.
Your vote is very important. Even if you plan to attend the Annual Meeting, if you are a stockholder of record of common stock, please submit your proxy by Internet, mail or telephone as soon as possible to make sure that your shares are represented at the Annual Meeting, or you may submit your proxy at the Annual Meeting. If you hold your shares of common stock in “street name” through a bank, broker or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker or other nominee, which include instructions for voting by Internet or telephone.
On behalf of the Board of Directors, I thank you for your continued support of ADMA Biologics, Inc.
Yours sincerely,

Adam S. Grossman
President, Chief Executive Officer and Director
This proxy statement is dated April 15, 2026. Holders of record of the Company’s common stock at the close of business on April 8, 2026, the Company’s record date, are entitled to receive notice of, and to vote at, the Annual Meeting. Instructions on how to vote your shares are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 15, 2026.

ADMA BIOLOGICS, INC. 465 STATE ROUTE 17 RAMSEY, NEW JERSEY 07446

Notice of Annual Meeting of Stockholders of ADMA Biologics, Inc. to be Held on
June 2, 2026
To the Stockholders of ADMA Biologics, Inc. (“we,” “our” or the “Company”):
NOTICE IS HEREBY GIVEN that the 2026 annual meeting of stockholders of the Company (the “Annual Meeting”) will be held virtually at 10:00 a.m. Eastern Time on June 2, 2026.
VIRTUAL ANNUAL MEETING
The Company’s Board of Directors (the “Board”) has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for the Company at this time, as it enables engagement with our stockholders, regardless of size, resources, or physical location. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online and vote your shares electronically during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ADMA2026. To participate in the virtual Annual Meeting, you will need the 16-digit control number included on your “Important Notice Regarding the Availability of Proxy Materials” proxy card or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time and you should allow ample time for the check-in procedures. We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.
ITEMS OF BUSINESS
At the Annual Meeting, you will be asked to consider and vote upon the following proposals:
1.
A proposal to elect two Class I directors to serve on the Company’s Board of Directors for a term expiring at the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death.

2.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026.
3.	A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (“Say-on-Pay”).
4.	A proposal to transact such other business as may properly come before the Annual Meeting or any adjournment, adjournments or postponement thereof.

The foregoing items of business are more fully described in the accompanying proxy statement, which you should read in its entirety and carefully consider prior to casting any votes in connection with such proposals. The Board has set the close of business on April 8, 2026 as the record date (the “Record Date”) for determining stockholders entitled to notice of, and to vote at, the Annual Meeting. A list of the stockholders as of the Record Date will be available for inspection by stockholders, for any purpose germane to the Annual Meeting, at the Company’s offices and at the offices of Continental Stock Transfer & Trust Company, the Company’s independent stock transfer agent, during normal business hours for a period of 10 days prior to the Annual Meeting. The list will also be made available electronically upon request for inspection by stockholders in attendance at the virtual Annual Meeting.
All stockholders are cordially invited to attend the Annual Meeting virtually. Regardless of whether you plan to attend the Annual Meeting, we hope you will vote as soon as possible. Instructions on how to vote your shares via the Internet are contained on the “Important Notice Regarding the Availability of Proxy Materials,” which is expected to be mailed on or about April 15, 2026. Instructions on how to obtain a paper copy of our proxy statement and annual report to stockholders for the fiscal year ended December 31, 2025 are listed on the “Important Notice Regarding the Availability of Proxy Materials.” These materials can also be viewed online by following the instructions listed on our proxy card. If you choose to receive a paper copy of our proxy statement and annual report, you may vote your shares by completing and returning the proxy card that will be enclosed.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD
ON JUNE 2, 2026.
OUR PROXY STATEMENT AND ANNUAL REPORT FOR THE FISCAL YEAR
ENDED DECEMBER 31, 2025 ARE AVAILABLE AT WWW.PROXYVOTE.COM.
By Order of the Board of Directors

Adam S. Grossman
President, Chief Executive Officer and Director
April 15, 2026
Ramsey, New Jersey

PROXY STATEMENT
DATED APRIL 15, 2026
ADMA BIOLOGICS, INC.
465 STATE ROUTE 17
RAMSEY, NEW JERSEY 07446
PROXY STATEMENT
2026 Annual Meeting of Stockholders to be Held on June 2, 2026
This proxy statement is being made available, beginning on or about April 15, 2026, to the owners of shares of common stock of ADMA Biologics, Inc. (the “Company,” “our,” “we,” or “ADMA”) as of April 8, 2026, in connection with the solicitation of proxies by our Board of Directors for our 2026 annual meeting of stockholders (the “Annual Meeting”). On or about April 15, 2026, we expect to send an “Important Notice Regarding the Availability of Proxy Materials” to our stockholders (the “Notice”). You will not automatically receive by mail our proxy statement and annual report to stockholders for the fiscal year ended December 31, 2025 (the “Annual Report”). If you would like to receive a printed copy of our proxy statement, Annual Report and proxy card, please follow the instructions for requesting such materials in the Notice. Upon request, we will promptly mail paper copies of such materials free of charge to you.
ADMA BIOLOGICS, INC.   1   2026 Proxy Statement

Questions and Answers
The following section addresses certain questions about this proxy statement and the proposals described herein, which are to be presented at the Annual Meeting.
The Annual Meeting will be held virtually at 10:00 a.m. Eastern Time on June 2, 2026. You will be able to attend and vote at the Annual Meeting via live webcast through the link www.virtualshareholdermeeting.com/ADMA2026.
The following questions and answers may not include all of the information that is important to you as a stockholder of the Company. We urge our stockholders to read this entire proxy statement and carefully consider such information before casting any votes with respect to the proposals presented herein.
Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?
In accordance with Securities and Exchange Commission (“SEC”) rules, instead of mailing a printed copy of our proxy materials, we may send an “Important Notice Regarding the Availability of Proxy Materials” to stockholders. All stockholders will have the ability to access the proxy materials on a website referred to in the notice or to request a printed set of these materials at no charge. You will not receive a printed copy of the proxy materials unless you specifically request one from us. Instead, the notice instructs you as to how you may access and review all of the important information contained in the proxy materials via the Internet and submit your vote via the Internet.
Why is the Annual Meeting a virtual, online meeting?
We have adopted a virtual format for our Annual Meeting to provide a consistent experience to all stockholders regardless of location. We have designed the virtual Annual Meeting to provide substantially the same opportunities to participate as you would have at an in-person meeting. Detailed instructions on how to participate at the Annual Meeting may be found online at www.virtualshareholdermeeting.com/ADMA2026.
What is the purpose of this document?
We are soliciting stockholder votes with respect to the following proposals:
1.
A proposal to elect two Class I directors to serve on the Company’s Board of Directors (the “Board”) for a term expiring at the 2029 annual meeting of stockholders and until their successors are duly elected and qualified, or until such director’s earlier resignation, removal or death (the “Director Election Proposal”).

2.	A proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026 (the “Auditor Ratification Proposal”).
3.	A proposal to approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers (the “Say-on-Pay Proposal”).
4.	A proposal to transact such other business as may properly come before the Annual Meeting or any adjournment, adjournments or postponements thereof.
For more information about these proposals, please see the sections entitled “The Director Election Proposal,” “The Auditor Ratification Proposal,” and “The Say-on-Pay Proposal.”
ADMA BIOLOGICS, INC.   2   2026 Proxy Statement

Who is entitled to vote at and attend the Annual Meeting?
Only stockholders of record and beneficial owners of the Company’s common stock at the close of business on April 8, 2026 (the “Record Date”) are entitled to receive notice of and vote at the Annual Meeting. At the close of business on the Record Date, there were 232,324,283 shares of our common stock issued and outstanding and entitled to vote at the Annual Meeting, held by six holders of record. Each outstanding share of the Company’s common stock as of the Record Date entitles its holder to cast one vote on each matter to be voted upon.
What is the difference between holding shares of common stock as a stockholder of record and as a beneficial owner?
Certain of our stockholders hold or may in the future hold their shares of common stock beneficially through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares owned beneficially and those held of record.
Beneficial Owner: If your shares of common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you together with a voting instruction card by your bank, broker or other nominee, as the case may be. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote. The voting instruction card from your bank, broker or other nominee contains voting instructions for you to use in directing the bank, broker or other nominee how to vote your shares, which include instructions for voting by Internet or telephone.
Because a beneficial owner is not the stockholder of record, you may not vote your shares of common stock at the Annual Meeting unless you obtain a “legal proxy” from the bank, broker or other nominee that holds your shares giving you the right to vote the shares at the Annual Meeting.
Stockholder of Record: If your shares of common stock are registered directly in your name with us or our stock transfer agent, Continental Stock Transfer & Trust Company (“Continental”), you are considered the stockholder of record with respect to those shares and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to direct a proxy holder how to vote your shares at the Annual Meeting by following the instructions located at www.virtualshareholdermeeting.com/ADMA2026. You can authorize your proxy or, if you have requested that the proxy materials be sent to you by mail, timely return the proxy card enclosed.
What do I need to do to attend the Annual Meeting?
Stockholders of record and beneficial owners as of the Record Date can attend the Annual Meeting online by logging onto our virtual forum at www.virtualshareholdermeeting.com/ADMA2026 and following the instructions provided on your proxy card, vote instruction card or “Important Notice Regarding the Availability of Proxy Materials.” To participate in the Annual Meeting, you will need the 16-digit control number included on your proxy card, voter instruction card or “Important Notice Regarding the Availability of Proxy Materials.” If you do not have this control number at the time of the Annual Meeting, you will still be able to attend virtually, but you will not be able to vote.
The virtual Annual Meeting platform is fully supported across browsers (Internet Explorer, Firefox, Chrome, and Safari) and devices (desktops, laptops, tablets, and cell phones) running the most updated version of applicable software and plugins. Attendees should ensure that they have a strong Wi-Fi connection wherever they intend to participate in the virtual Annual Meeting. Attendees should also give themselves plenty of time to log in and ensure that they can hear streaming audio prior to the start of the virtual Annual Meeting.
Where can I obtain technical assistance if I encounter technical difficulties accessing virtual meeting?
We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual Annual Meeting. A phone number where you can obtain technical assistance will be made available on the day of the Annual Meeting.
ADMA BIOLOGICS, INC.   3   2026 Proxy Statement

What constitutes a quorum?
The presence of a quorum is required for business to be conducted at the Annual Meeting. In accordance with Delaware law and our Amended and Restated Bylaws (“Bylaws”), the presence at the Annual Meeting, through virtual attendance or by proxy, of the holders of a majority of the shares of common stock outstanding as of the Record Date and entitled to vote shall constitute a quorum. As of the Record Date, 232,324,283 shares of our common stock were outstanding and entitled to vote. If you submit a properly executed proxy card, regardless of whether you abstain from voting, your shares represented by such proxy card will be considered in determining the presence of a quorum.
How do I vote?
You may vote at the Annual Meeting by following the instructions posted at www.virtualshareholdermeeting.com/ADMA2026 or by mail, Internet, or telephone. If you hold your shares of common stock in “street name” through a bank, broker, or other nominee, you must vote in accordance with the voting instructions provided to you by such bank, broker, or other nominee, which include instructions for voting by Internet or telephone.
Voting by Mail: If you are a holder of record of common stock and choose to vote by mail, simply complete, sign and date your proxy card and mail it in the accompanying pre-addressed envelope to Broadridge Financial Solutions, Inc. (“Broadridge”). If you hold common stock beneficially in “street name” and choose to vote by mail, you must complete, sign and date the voting instruction card provided by your bank, broker, or other nominee and mail it in the accompanying pre-addressed envelope within the specified time period.
Voting by Internet: If you are a holder of record of common stock and choose to vote by Internet, go to www.proxyvote.com and follow the instructions to obtain your records and to create an electronic voting instruction form to transmit your voting instructions. You must have your proxy card or Notice in hand when you access the website and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 1, 2026, the day before the Annual Meeting.
Voting by Telephone: If you are a holder of record of common stock and choose to vote by telephone, simply use any touch-tone telephone to transmit your voting instructions by calling the following number: 1-800-690-6903 and following the instructions. You must have your proxy card or Notice in hand when you call and you must transmit your voting instructions by 11:59 p.m. Eastern Time on June 1, 2026, the day before the Annual Meeting.
Voting at the Annual Meeting: If you attend the virtual Annual Meeting, you will be able to vote online at www.virtualshareholdermeeting.com/ADMA2026.
Even if you plan to attend the Annual Meeting, we recommend that you submit your proxy or voting instructions in advance as described above, so that your vote will be counted if you later decide not to attend the Annual Meeting. Any vote properly cast at the Annual Meeting will supersede any previously submitted proxy or voting instructions. For additional information, please see “Can I change my vote or revoke my proxy after I return my proxy card?” below.
What is the deadline to provide my proxy?
If you give instructions as to your proxy appointment to the Annual Meeting by telephone or through the Internet, such instructions must be received by 11:59 p.m. Eastern Time on June 1, 2026, the day before the Annual Meeting. If you mail your executed proxy card for the Annual Meeting, such proxy card must be received by June 1, 2026. If you give instructions as to your proxy appointment to the Annual Meeting, such instructions must be received on June 2, 2026 at the Annual Meeting before the voting commences.
How does the Board of Directors recommend I vote on the proposals?
The recommendations of the Board are set forth after the description of each proposal in this proxy statement. In summary, the Board recommends a vote:
•	“FOR” the election of each of the director nominees named in the Director Election Proposal;
•	“FOR” the Auditor Ratification Proposal; and
•	“FOR” the Say-on-Pay Proposal.
ADMA BIOLOGICS, INC.   4   2026 Proxy Statement

How will my shares of common stock be voted if I do not indicate a vote on my proxy card?
Your shares will be voted as you indicate on the proxy card or voting instruction form, as applicable. If you return your signed proxy card but do not mark the boxes indicating how you wish to vote, your shares will be voted as recommended by the Board on those items. See the question above entitled “How does the Board of Directors recommend I vote on the proposals?” Your shares will be voted in accordance with the discretion of the proxyholders as to any other matter that is properly presented at the Annual Meeting.
Will my shares be voted if I do not provide my proxy?
For stockholders of record: If you are the stockholder of record and you do not vote by proxy card or virtually at the Annual Meeting, your shares will not be voted at the Annual Meeting.
For holders in street name: If your shares are held in street name, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Subject to applicable Nasdaq Stock Market LLC (“Nasdaq”), New York Stock Exchange and SEC rules, brokers or other nominees who hold shares for a beneficial owner have the discretion to vote on “routine” proposals (such as the Auditor Ratification Proposal) when they have not received voting instructions.
When a proposal is not a routine matter and you have not provided voting instructions to the brokerage firm with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. The missing votes for these non-routine matters are called “broker non-votes.” Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present or represented by proxy and entitled to vote with respect to the proposals presented in this proxy statement. The Director Election Proposal and the Say-on-Pay Proposal are considered non-routine matters and the Auditor Ratification Proposal is considered a routine matter. Accordingly, a broker non-vote will have “NO EFFECT” on the outcome of voting on the Director Election Proposal and the Say-on-Pay Proposal, and broker non-votes are “NOT APPLICABLE” to the Auditor Ratification Proposal.
Can I change my vote or revoke my proxy after I authorize or return my proxy card?
Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the Annual Meeting. If you are a stockholder of record as of the Record Date, regardless of the way in which you submitted your original proxy, you may change it by:
•	Returning a later-dated signed proxy card or written notice of revocation, as applicable, to Broadridge at c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, Attention: Vote Processing;
•	Submitting written notice of revocation over the Internet at www.proxyvote.com to Broadridge by 11:59 p.m. Eastern Time on June 1, 2026, the day before the Annual Meeting;
•	Calling Broadridge at 1-800-690-6903 by 11:59 p.m. Eastern Time on June 1, 2026; or
•	Attending the Annual Meeting and properly voting using the instructions posted at www.virtualshareholdermeeting.com/ADMA2026.
If your shares of common stock are held through a bank, broker, or other nominee, you will need to contact that nominee if you wish to change your voting instructions. You may also vote virtually at the Annual Meeting if you obtain a “legal proxy” as described in the answer to the question above entitled “How do I vote? – Voting at the Annual Meeting.” Mere attendance at the Annual Meeting will not cause your previously granted proxy to be revoked.
ADMA BIOLOGICS, INC.   5   2026 Proxy Statement

What vote is required to approve each proposal?

PROPOSAL	VOTE REQUIRED	WHAT ARE MY VOTING CHOICES?	IMPACT OF ABSTENTIONS OR WITHHELD VOTES	IMPACT OF BROKER NON- VOTES
Director Election Proposal	Plurality of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy and entitled to vote	“FOR” or “WITHHOLD”	No Effect	No Effect
Auditor Ratification Proposal	Majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy and entitled to vote	“FOR”, “AGAINST” or “ABSTAIN”	Vote Against	Not Applicable
Say-on-Pay Proposal	Majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy and entitled to vote	“FOR”, “AGAINST” or “ABSTAIN”	Vote Against	No Effect

Directors will be elected by a plurality of the votes of the shares of ADMA’s common stock present in person, by remote communication, if applicable, or represented by proxy at the Annual Meeting and entitled to vote generally on the election of directors, assuming the presence of a quorum at the Annual Meeting. This means that the two nominees receiving the highest number of shares voted “FOR” their election will be elected as directors. You may vote for all the director nominees, withhold authority to vote your shares for all the director nominees or withhold authority to vote your shares with respect to any one or more of the director nominees. Withholding authority to vote your shares with respect to one or more director nominees will have NO EFFECT on the election of those nominees. Broker non-votes will have NO EFFECT on the election of the nominees.
Approval of the Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter, assuming the presence of a quorum at the Annual Meeting. Abstentions for this proposal will be counted as a vote AGAINST such proposal. This means that the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” plus any abstentions for such proposal to be approved. The Auditor Ratification Proposal is considered a “routine” matter, so brokers will have the discretion to vote uninstructed shares on behalf of beneficial owners with respect to this proposal. As such, we do not expect any broker non-votes for this proposal.
Approval of the Say-on-Pay Proposal requires the affirmative vote of the holders of a majority of the shares of ADMA’s common stock present in person, by remote communication, or represented by proxy at the meeting and entitled to vote generally on the subject matter, assuming the presence of a quorum at the Annual Meeting. Abstentions for this proposal will be counted as a vote AGAINST such proposal. This means that the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” plus any abstentions for such proposal to be approved. The Say-on-Pay Proposal is considered a “non-routine” matter, and therefore broker non-votes will have NO EFFECT on the outcome of this proposal.
Notwithstanding the vote standards described herein, please be advised that the Auditor Ratification Proposal and Say-on-Pay Proposal, are advisory only and will not be binding on the Company or the Board and will not create or imply any change in the fiduciary duties of, nor impose any additional fiduciary duty on, the Company or the Board. However, the Board, Compensation Committee and/or Audit Committee, as the case may be, will take into account the outcome of the votes when considering what action, if any, should be taken in response to the advisory vote by stockholders.
Who will solicit proxies on behalf of the Board?
Our Board is asking you to give your proxy to Adam S. Grossman, President and Chief Executive Officer, and Paul Terence Kohler, Jr., Chief Financial Officer and Treasurer. Giving your proxy to Messrs. Grossman and Kohler means that you authorize Messrs. Grossman and Kohler, either of them or their duly appointed substitutes, to vote your shares at the Annual Meeting in accordance with your instructions. All valid proxies received prior to the Annual Meeting will be voted. All shares represented by a proxy will be voted, and where a stockholder specifies by means of the proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, then the shares will be voted in accordance with the Board’s recommendations.
ADMA BIOLOGICS, INC.   6   2026 Proxy Statement

Proxies may be solicited on behalf of the Board, without additional compensation, by the Company’s directors and certain executive officers or employees of the Company.
What happens if additional matters are presented at the Annual Meeting?
Other than the items of business described in this proxy statement, we are not aware of any other business to be acted upon at the Annual Meeting. However, by completing, signing, dating and returning a proxy card (if you received a printed copy of the proxy materials) or submitting your proxy or voting instructions over the Internet or by telephone, you will give to the persons named as proxies on the proxy card discretionary voting authority with respect to any matter that may properly come before the Annual Meeting or any adjournment(s) or postponement(s) of the Annual Meeting, and of which we did not have notice at least by March 1, 2026 (i.e., at least 45 days before the date one year after the date on which the Company first sent its proxy materials for its 2025 annual meeting of stockholders) and such persons named as proxies intend to vote on any such other matters in accordance with the instructions of the Board (to the extent permitted by Rule 14a-4(c) of the Securities Exchange Act of 1934, as amended.
Who will pay for the cost of this proxy solicitation?
We will pay the cost of soliciting proxies. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail, or otherwise. We are required to request that any brokers, trustees and other nominees who hold shares in their names furnish our proxy materials to the beneficial owners of the shares, and we must reimburse these brokers, trustees and other nominees for the expenses of doing so in accordance with statutory fee schedules.
ADMA BIOLOGICS, INC.   7   2026 Proxy Statement

The Director Election Proposal
The Company’s Bylaws provide that the authorized number of directors of the Company shall not be less than one nor more than nine. The Board is authorized to increase or decrease the total number of directors within the limitations prescribed by the Company’s Bylaws. The Company’s Bylaws and the Second Amended and Restated Certificate of Incorporation of ADMA Biologics, Inc., as amended (the “Charter”), divide the Board into three classes with staggered three-year terms. There are currently seven directors serving on the Board.
At the Annual Meeting, stockholders will be asked to elect two Class I directors for a three-year term expiring at the annual meeting of stockholders in 2029. The Class I nominees are Alison C. Finger and Eduardo Rene Salas. If Ms. Finger and Mr. Salas are elected as Class I directors at the Annual Meeting pursuant to this proposal, then the Board will continue to be comprised of seven directors.
The Board has nominated Ms. Finger and Mr. Salas upon the recommendation of our Governance and Nominations Committee. Proxies solicited by or on behalf of the Board will, unless otherwise directed, be voted to elect Ms. Finger and Mr. Salas. Ms. Finger and Mr. Salas have each indicated a willingness to continue to serve for the term to which they have been nominated, if elected. If either of the director nominees is unable to stand for election at the Annual Meeting, the individuals named as proxies in the enclosed form of proxy intend to vote in favor of the remaining nominee and, in their discretion, for a substitute nominee within the applicable class, as they shall determine. Set forth below is certain information about each of Ms. Finger and Mr. Salas, including their age, principal occupation and business experience for at least the past five years and the names of other publicly held companies on whose boards they serve or have served during the past five years. Other than with respect to Dr. Jerrold B. Grossman, who is the father of Mr. Adam S. Grossman, our President, Chief Executive Officer and a Class II Director, there are no family relationships among any of our directors, the nominees for director or our executive officers.
ADMA BIOLOGICS, INC.   8   2026 Proxy Statement

NOMINEES FOR CLASS I DIRECTOR TO SERVE A THREE-YEAR TERM EXPIRING AT THE 2029 ANNUAL MEETING

NAME	AGE	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Alison C. Finger	62
Ms. Finger has been a member of the Board since September 2023 and currently serves as a member of the Company’s Governance and Nominations Committee and Compensation Committee. Ms. Finger has over 30 years of biotech and pharmaceutical leadership experience building and optimizing brands and portfolios in the areas of Gene Medicine, Cell Therapy, Oncology, Neurology, Virology, and Metabolics. She has commercialized products in the US, EU, Asia, and globally. Ms. Finger has served as Chief Operating Officer of Vicero, Inc. since September 2023, where she leads business operations, including strategic and financial planning, company build and business development. Ms. Finger previously was Chief Commercial Ofﬁcer at bluebird bio, Inc. (“bluebird”) from August 2015 to January 2021, where she built the commercial business enterprise in both Europe and the US, and prepared bluebird’s ﬁrst gene and cell therapy products for market. Prior to bluebird, from May 1993 until May 2014, Ms. Finger was at Bristol-Myers Squibb Company (“BMS”) in roles with increasing responsibility, leading franchises in Virology, Neurology, and Hematology/Oncology. In these roles she led portfolio planning, product development and franchise strategy, and global commercialization. Ms. Finger also served as Managing Director of BMS Australia/NZ and has managed country, regional, and global P&Ls. Ms. Finger serves as an independent director for KeifeRx LLC and previously served as an independent director for VBL Therapeutics (Nasdaq: VBLT) from July 2021 to August 2022 and for Decibel Therapeutics (Nasdaq: DBTX) from December 2021 until its acquisition in September 2023. As a director of Decibel Therapeutics, Ms. Finger served as Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee. She has been Chair of the Alliance for Regenerative Medicine Gene Therapy Section and served on the Board of the Alliance for Regenerative Medicine Foundation. Ms. Finger also served as a member of the board for The Medicines Australia Industry Association and Member of the Pharmaceutical Strategic Working Group for the Australia Senator for Industry and Innovation. Ms. Finger has a B.A. from St. Lawrence University and an M.B.A. from Duke University Fuqua School of Business.

		Ms. Finger’s extensive experience as an executive in the biotech and pharmaceutical industry qualifies her to serve as a director of the Company.

ADMA BIOLOGICS, INC.   9   2026 Proxy Statement

Name	Age	Principal Occupation and Business Experience
Eduardo Rene Salas	64
Mr. Salas has been a director of the Company since December 2024 and currently serves as a member of the Company’s Audit Committee. Mr. Salas has extensive experience as a financial executive serving both publicly traded and privately-owned companies. From 2022 to 2025, Mr. Salas served on the audit committee of Intra-Cellular Therapies, Inc. From 2021 to 2023, Mr. Salas served as the lead independent director and audit committee chair of Embody, Inc., a private company that was acquired by Zimmer Biomet Holdings, Inc. From 2020 to 2022, Mr. Salas served as Chief Financial Officer of Wellstat Therapeutics, LLC (“Wellstat”), a company focused on the development and distribution of pharmaceutical drugs. Prior to his tenure at Wellstat, Mr. Salas served as a senior client serving audit partner of Ernst & Young LLP (“EY”) from 2002 until retirement in 2019. Mr. Salas has a B.A. in business administration from The University of Texas at San Antonio. During his time at EY, Mr. Salas completed Strategic Leadership programs at Harvard Business School and at Northwestern University, Kellogg School of Management.

Mr. Salas’ extensive experience as an audit professional serving both publicly traded and privately-owned companies, and his more recent experience as Chief Financial Officer of a pharmaceutical company, qualifies him to serve as a director of the Company.

Vote Required
Assuming the presence of a quorum at the Annual Meeting, directors will be elected by a plurality of the shares present in person, by remote communication, if applicable, or represented by proxy and entitled to vote generally on the election of directors. Thus, the two nominees with the greatest number of “FOR” votes will be elected.
Board Recommendation
After careful consideration, the Board determined that election of each of the nominees for director named above is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the election of each of the nominees for director named above and unanimously recommends that you vote “FOR” the election of each of the nominees for director named above.
ADMA BIOLOGICS, INC.   10   2026 Proxy Statement

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING

NAME	AGE	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Steven A. Elms	62
Mr. Elms has been a director of the Company since 2007 and is the Company’s Chairman of the Board and a member of the Company’s Governance and Nominations Committee. Mr. Elms serves as a Managing Partner at Aisling Capital, which he joined in 2000. Previously, he was a Principal in the Life Sciences Investment Banking Group of Hambrecht & Quist. During his five years at Hambrecht & Quist, Mr. Elms was involved in over 60 financing and merger and acquisition transactions, helping clients raise in excess of $3.3 billion in capital. Prior to joining Hambrecht & Quist, Mr. Elms traded mortgage-backed securities at Donaldson, Lufkin & Jenrette. His previous healthcare sector experience includes over two years as a pharmaceutical sales representative for Marion Laboratories and two years as a consultant for The Wilkerson Group. Mr. Elms currently serves on the board of directors of Elevation Oncology (Nasdaq: ELEV), Marker Therapeutics (Nasdaq: MRKR) and Treeline Biosciences and previously served on the board of directors of Zosano Pharma Corp. (Nasdaq: ZSAN) within the past five years. Mr. Elms received a B.A. in Human Biology from Stanford University and an M.B.A. from Kellogg Graduate School of Management at Northwestern University.

		Mr. Elms’ valuable experience in the investment banking industry, particularly with respect to strategic and financing transactions, qualifies him to serve as a director of the Company.

Adam S. Grossman	49
Mr. Grossman has been a director of the Company since 2007, has served as the Company’s President and Chief Executive Officer since October 2011, as the Company’s President and Chief Operating Officer between 2007 and October 2011, and is a co-founder of the Company. Mr. Grossman has over 30 years of experience in the blood and plasma industry. Mr. Grossman has served as the Chair of the North America Board of Directors of the Plasma Protein Therapeutics Association (PPTA) since September 2023. Prior to founding the Company, Mr. Grossman was the Executive Vice President of National Hospital Specialties and GenesisBPS, positions he held between 1994 and 2011. He has experience in launching new products, building and managing national and international sales forces, managing clinical trials and completing numerous business development transactions. Previously, he worked at MedImmune, Inc., where he worked on marketing teams for RSV and CMV immunoglobulins, and at the American Red Cross, where he launched new products with the Biomedical Services division. Mr. Grossman received a B.S. in Business Administration, with a specialization in International Business and Marketing, from American University. Mr. Grossman is the son of Dr. Jerrold B. Grossman, our Vice Chairman and co-founder.

Mr. Grossman’s experience and deep understanding of the Company’s business and valuable insight into its day-to-day operations as President and Chief Executive Officer qualifies him to serve as a director of the Company.

ADMA BIOLOGICS, INC.   11   2026 Proxy Statement

Young T. Kwon, PhD	54
Dr. Kwon has been a director of ADMA since October 2021 and currently serves as the Chairman of the Compensation Committee and the Audit Committee. From April 2022 to September 2024, Dr. Kwon served as Chief Executive Officer at Alchemab Therapeutics, a biotechnology company focused on the discovery and development of naturally-occurring protective antibodies in neurodegeneration and oncology. Dr. Kwon held a variety of leadership roles as a senior executive at Momenta Pharmaceuticals from January 2011 until January 2021. Dr. Kwon was previously Chief Financial and Business Officer at Momenta, where he had responsibility for business development, strategy, finance, investor relations, and commercial. Dr. Kwon led public equity financings raising nearly $500 million and led the company’s sale to Johnson & Johnson for $6.5 billion. Prior to Momenta, Dr. Kwon was a business development professional at Biogen, driving a variety of transactions. Dr. Kwon previously worked at the venture capital firm Advanced Technology Ventures, investing in early-stage biotech and medical device companies. Dr. Kwon received a B.S. in Biology from the Massachusetts Institute of Technology and a Ph.D. in Biological Chemistry and Molecular Pharmacology from Harvard University.

Dr. Kwon’s extensive strategic and financial experience in the healthcare sector qualifies him to serve as a director of the Company.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL THE 2028 ANNUAL MEETING

NAME	AGE	PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
Jerrold B. Grossman D.P.S.	78
Dr. Grossman has been a director of the Company since 2007, is the Vice Chairman of our Board and is a co-founder of the Company. Dr. Grossman has over 45 years of experience in the blood and plasma industry. He served as the Chief Executive Officer of ADMA, on a part-time basis, between 2007 and October 2011. He is the founder and Chief Executive Officer of Technomed, Inc. (formerly National Hospital Specialties), a wholesaler of specialty biological and pharmaceutical products, and has served as Chief Executive Officer of that company since 1980. Additionally, Dr. Grossman was the founder and President of GenesisBPS, a medical device firm specializing in blood collection and processing equipment, and served as President of that company from 1990 through its acquisition in September 2025. Previously, he held positions at the New York Blood Center and Immuno-U.S., Inc. and previously served as the Chairman of the Board of Bergen Community Blood Services. Dr. Grossman was a member of the New Jersey Blood Bank Task Force and was a founder and director of the New Jersey Association of Blood Bank Professionals. He was a founder and former director of Pascack Bancorp, Inc., which was acquired by Lakeland Bancorp, Inc. in January 2016, and was a member of the Corporate Advisory Council of Lakeland Bancorp Inc. Dr. Grossman has also provided consulting services to various government agencies and international organizations. He received a B.A. in Economics and Finance from Fairleigh Dickinson University, an M.B.A. from Fairleigh Dickinson University, and his D.P.S. in Business Management from Pace University. Dr. Grossman is the father of Adam S. Grossman, our President and Chief Executive Officer.

Dr. Grossman’s role as co-founder, past experience as Chief Executive Officer of the Company and more than 45 years of experience serving a variety of companies and associations in the blood and plasma industry qualifies him to serve as a director of the Company.

ADMA BIOLOGICS, INC.   12   2026 Proxy Statement

Lawrence P. Guiheen	75
Mr. Guiheen became a director of the Company in July 2012 and has over 35 years of experience in the healthcare industry. He is currently the Chairman of the Company’s Governance and Nominations Committee and a member of the Company’s Audit Committee and the Compensation Committee. Prior to retiring in March 2022, Mr. Guiheen was Executive Vice President of Wellstat Management and Chief Executive Officer of Wellmond Therapeutics (November 2019 until March 2022). Wellmond Therapeutics was a start-up pharmaceutical company located in Rockville, MD and was developing drug candidates in oncology supportive care and treatments for diseases and conditions involving mitochondrial and cellular energy disorders or failures. In addition, Mr. Guiheen has over 25 years of experience in the blood and plasma industry. From July 2013 to November 2019, Mr. Guiheen served as Chief Commercial Officer of Kedrion Biopharma, Inc., based in Barga, Italy, and Fort Lee, New Jersey. Kedrion markets therapies globally for hemophilia, hemolytic disease of the newborn, immune and neurological disorders. Prior to July 2013, Mr. Guiheen was principal of Guiheen and Associates, a consulting group that specialized in biopharmaceutical, pharmaceutical and medical device commercialization. Before July 2011, Mr. Guiheen was with Baxter Healthcare Corporation for over 30 years. Most recently he held the positions of General Manager Global Hemophilia Franchise (from December 2010 to July 2011), President of Global BioPharmaceuticals for Baxter Healthcare’s BioScience Division (March 2010 to December 2010) and President of BioPharmaceuticals US (January 1998 to March 2010). Mr. Guiheen had been a member of the BioScience Senior Management Team for over 14 years and has extensive experience leading global and domestic commercial organizations in the plasma and recombinant therapies. Mr. Guiheen is past Chairman of the Global Board of Directors for the PPTA and a past member of the Board of Directors of California Healthcare Institute (CHI). Mr. Guiheen holds a Bachelor of Arts degree in Business Administration from Rutgers University.

Mr. Guiheen’s extensive experience in the plasma and pharmaceutical industries qualifies him to serve as a director of the Company.

ADMA BIOLOGICS, INC.   13   2026 Proxy Statement

ADMA Corporate Governance
DIRECTOR INDEPENDENCE
Our Board has determined that each of Steven A. Elms, Alison C. Finger, Lawrence P. Guiheen, Young T. Kwon, PhD and Eduardo Rene Salas is independent as that term is defined under the applicable independence listing standards of Nasdaq.
NOMINATING RIGHTS
Our Board includes members who are designated nominees of certain of our stockholders. Mr. Elms is currently the designated nominee of Aisling Capital and Dr. Jerrold B. Grossman is currently the designated nominee of Hariden, LLC (“Hariden”), an entity controlled by Adam S. Grossman. In February 2012, we completed a private placement (the “2012 Financing”). As lead investors in the 2012 Financing, each of Aisling Capital and Hariden are entitled to designate one nominee to our Board for as long as each such entity owns 50% of the shares of common stock that it owned immediately following the closing of the 2012 Financing.
BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT
Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis.
Our Board is currently composed of seven directors, five of whom are independent, in accordance with the Nasdaq independence listing standards. If the director nominees are each reelected, the Company’s Board will consist of seven directors. Presently, the Board has the following standing committees: Audit Committee, Compensation Committee, and Governance and Nominations Committee. Each of the standing committees is comprised solely of independent directors. In accordance with Nasdaq rules, our Audit Committee is responsible for overseeing risk management and updates the full Board periodically.
To assure effective and independent oversight of management, our Board currently operates with the roles of President and Chief Executive Officer on the one hand and Chairman of the Board on the other separated in recognition of the differences between these roles in the management of the Company. Although our Board does not have a policy as to whether the same individual may serve as both Chairman and President and Chief Executive Officer, or if the roles must be separate, our Board believes that its current leadership structure provides the most effective leadership model for our Company, as it promotes balance between the Board’s independent authority to oversee our business and the President and Chief Executive Officer and his management team, which manages the business on a day-to-day basis. The President and Chief Executive Officer has overall responsibility for all aspects of our operation, while the Chairman has a greater focus on governance of the Company, including oversight of the Board. We believe this balance of shared leadership between the two positions is a strength for the Company. As our Chairman, Mr. Elms calls and chairs regular and special meetings of the Board, chairs and presides at annual or special meetings of stockholders, provides meaningful input into the agenda of Board meetings, authorizes the retention of outside advisors, consultants and legal counsel who report directly to the Board and consults frequently with committee chairs. Additionally, by permitting more effective monitoring and objective evaluation of the President and Chief Executive Officer’s performance, this structure increases the accountability of the President and Chief Executive Officer. A separation of the President and Chief Executive Officer and Chairman roles also prevents the former from controlling the Board’s agenda and information flow, thereby reducing the likelihood that the President and Chief Executive Officer would abuse his power.
The Board, acting primarily through the Audit Committee, is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.
ADMA BIOLOGICS, INC.   14   2026 Proxy Statement

The Compensation Committee reviews the Company’s compensation practices to confirm that they do not create risks likely to have a material adverse effect on the Company. This review includes comparing the compensation practices of the Company with peer companies in the life sciences sector as well as ensuring that the compensation packages of key executives are tied to the long-term success of the Company and therefore correlated to increases in stockholder value.
Board Succession Planning
The Board annually reviews and discusses the Company’s succession plan for the Chief Executive Officer, key executive officers and each of the Company’s other members of senior management, including plans for succession in the event of an emergency or resignation or retirement. Management of the Company annually meets with the Board to discuss the Chief Executive Officer’s recommendations with respect to succession planning for the members of senior management of the Company and management development.
MEETINGS OF THE BOARD AND ITS COMMITTEES
The Board held a total of 10 meetings during the fiscal year ended December 31, 2025. During the fiscal year ended December 31, 2025, no incumbent director attended fewer than 75% of the aggregate of all meetings of the Board held during the period in which he or she served as a director and the total number of meetings held by the committee on which he or she served during the period. Members of our Board are invited and encouraged to attend each annual meeting of stockholders, and each director then serving on the Board attended the prior annual meeting of stockholders held on June 4, 2025 in person or by teleconference.
BOARD COMMITTEES
Our Board currently has three standing committees: an Audit Committee, a Compensation Committee and a Governance and Nominations Committee. These committees, their principal functions and their respective memberships are described below.
Audit Committee
The current members of our Audit Committee are Dr. Kwon (Chairman), and Messrs. Guiheen and Salas. The composition and responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable rules of the SEC for corporate audit committees and listing requirements of Nasdaq. Our Board has determined that each Audit Committee member meets the definition of an independent director as defined by the applicable Nasdaq listing standards and the additional independence criteria for members of audit committees specified in the Nasdaq listing standards and Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Board has determined that Dr. Kwon and Mr. Salas each qualify as an “audit committee financial expert,” as such term is defined by SEC rules.
The Audit Committee was established in accordance with section 3(a)(58)(A) of the Exchange Act. The primary functions of the Audit Committee are to: (i) review the financial reports and other financial information prepared by the Company for submission to any governmental or regulatory body or the public and monitor the integrity of such financial reports; (ii) review the Company’s systems of internal controls established for finance, accounting, legal compliance and ethics; (iii) review the Company’s accounting and financial reporting processes generally and the audits of the financial statements of the Company; (iv) monitor compliance with legal regulatory requirements; (v) monitor the engagement, qualifications, independence and performance of the Company’s independent registered public accounting firm and approve the terms of engagement of the Company’s independent auditor; (vi) review the performance of the Company’s internal audit function and, when applicable, prepare any reports required under SEC rules; and (vi) provide effective communication between the Board, senior and financial management and the Company’s independent registered public accounting firm. The Audit Committee meets regularly with our independent registered public accounting firm without management present, and from time to time with management in separate private sessions, to discuss any matters that the Audit Committee or these individuals believe should be discussed privately with the Audit Committee, including any significant issues or disagreements that may arise concerning our accounting practices or financial statements. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.
The Audit Committee is also responsible for addressing matters of accounting policy with our independent registered public accounting firm. In discharging its role, the Audit Committee has the resources and appropriate authority, without seeking approval of the Board, to investigate any matter within the scope of its responsibilities with full access to all of our books, records, facilities
ADMA BIOLOGICS, INC.   15   2026 Proxy Statement

and personnel. The Audit Committee also has the power to retain special legal, accounting and other advisors as it deems necessary to carry out its duties. In 2025, the Audit Committee retained the services of BDO USA, LLP, as a Sarbanes-Oxley advisor, to assist with the Company’s internal controls related to the Company’s compliance with Sarbanes-Oxley Section 404A.
The Audit Committee held nine meetings during the year ended December 31, 2025. A copy of the Audit Committee’s charter is posted on our website at www.admabiologics.com.
Compensation Committee
The members of our Board’s Compensation Committee are Dr. Kwon (Chairman), Ms. Finger and Mr. Guiheen. Our Board has determined that all members of the Compensation Committee are independent directors.
The Compensation Committee is responsible for ensuring that the Company’s compensation programs are: (i) effective in attracting and retaining the Company’s President and Chief Executive Officer, the Company’s other executive officers, the Company’s other officers and the Company’s non-management directors; (ii) administered fairly and in our stockholders’ interests; and (iii) in compliance with the applicable compensation rules, regulations and guidelines promulgated by Nasdaq, the SEC, the Internal Revenue Service and other laws, as amended from time to time. The Compensation Committee reviews and recommends to the Board appropriate executive compensation policies, compensation of the directors and officers and executive and employee benefit plans and programs, and is responsible for overseeing such policies, compensation programs and plans approved by the Board and, where appropriate, by our stockholders.
The Board determines, based on the recommendations of the Compensation Committee, the compensation of our President and Chief Executive Officer, including salary, bonus, equity awards, retention awards and certain other arrangements. The President and Chief Executive Officer, or any other executive officer for whom compensation is being discussed or determined, is not permitted to be present at meetings at which their respective compensation or performance is discussed or determined.
Under the Compensation Committee Charter, our President and Chief Executive Officer and our Chairman of the Board may recommend to the Compensation Committee individual compensation awards for our officers. The Compensation Committee would then have to review the recommendation and make its own recommendation to the Board.
The Compensation Committee may also form, and delegate such power and authority to, subcommittees when deemed appropriate; provided that the Compensation Committee may not delegate any power or authority required by any law, regulation or listing standard to be exercised by the Compensation Committee as a whole; provided further that no such subcommittee shall consist of fewer than two members. In addition, the Compensation Committee may retain special legal counsel, compensation or other consultants to advise it on compensation matters or as it deems appropriate.
The Compensation Committee held five meetings during the year ended December 31, 2025. A copy of the Compensation Committee’s charter is posted on our website at www.admabiologics.com.
Governance and Nominations Committee
The members of our Board’s Governance and Nominations Committee are Messrs. Guiheen (Chairman) and Elms, and Ms. Finger. Our Board has determined that all members of the Governance and Nominations Committee are independent directors as defined by the applicable Nasdaq listing standards.
The Governance and Nominations Committee’s role and responsibilities are set forth in the Governance and Nominations Committee’s written charter and include: (i) making recommendations to the full Board the persons to be nominated for election as directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board; (ii) developing and recommending to the Board, and periodically reviewing and evaluating, criteria for current directors and prospective directors, selecting qualified director candidates and, using such criteria, identifying individuals qualified to become Board members; (iii) considering committee member and chairperson qualifications, appointment and removal; (iv) developing and recommending to the Board a set of corporate governance principles and a code of conduct applicable to the Company; and (v) overseeing the evaluation of the Board through annual assessment by the Governance and Nominations Committee of the performance of each member of the Board. In evaluating the independence of directors, the Governance and Nominations Committee considers many factors and has taken the position that a director may be considered independent despite being affiliated with a significant stockholder.
ADMA BIOLOGICS, INC.   16   2026 Proxy Statement

In identifying candidates for membership on the Board, the Governance and Nominations Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the Board, as a whole, is diverse and consists of individuals of varying skills, qualifications, demographic characteristics and backgrounds with various and relevant career experience, relevant technical skills, education, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties; and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with the Company’s business and industry, independence of thought and an ability to work collegially. The Governance and Nominations Committee has instituted a policy whereby diversity, including diversity of skills, qualifications, demographic characteristics and background, became a key consideration when identifying candidates for membership on the Board. The Governance and Nominations Committee also may consider the extent to which the candidate would fill a present need on the Board.
The Company believes that the continuing service of qualified incumbents promotes stability and continuity in the boardroom, contributing to the ability of the Board to work as a collective body, while giving the Company the benefit of the familiarity and insight into the Company’s affairs that its directors have accumulated during their tenure. Accordingly, the process of the Governance and Nominations Committee for identifying nominees reflects the Company’s practice of re-nominating incumbent directors who continue to satisfy the Governance and Nominations Committee’s criteria for membership on the Board, whom the Governance and Nominations Committee believes continue to make important contributions to the Board and who consent to continue their service on the Board. The Governance and Nominations Committee will identify or solicit recommendations for new candidates when there is no qualified and available incumbent.
The Governance and Nominations Committee will consider nominees recommended by stockholders. There are no differences in the manner in which the committee evaluates nominees for director based on whether the nominee is recommended by a stockholder or by the Governance and Nominations Committee. Stockholders who would like to have our Governance and Nominations Committee consider their recommendations for nominees for the position of director should submit their recommendations, in a timely manner and in accordance with the procedures set forth below, in writing to: Corporate Secretary, ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446.
For nominations, a stockholder’s notice must include: (i) as to each person whom the stockholder proposes to nominate for election as a director, (A) the name, age, business address and residential address of such person, (B) the principal occupation or employment of such person, (C) the class and number of shares of stock of the Company that are owned of record and beneficially owned by such person, (D) the date or dates on which such shares were acquired and the investment intent of such acquisition, (E) such other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the SEC promulgated under the Exchange Act, and (F) the written consent of the nominee to be named in the proxy statement as a nominee and to serve as a director if elected; and (ii) as to the stockholder giving the notice, (A) the name, business address, and residential address, as they appear on our stock transfer books, of the nominating stockholder, (B) a representation that the nominating stockholder is a stockholder of record or beneficial owner, as the case may be, and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (C) the class and number of shares of stock of the Company beneficially owned and of record by the nominating stockholder, (D) a description of all arrangements or understandings between the nominating stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the nominating stockholder, (E) the name and address of any other stockholder, to the extent known by the nominating stockholder, supporting the proposal on the date of the stockholder’s notice, (F) a representation as to whether the nominating stockholder intends to deliver a proxy statement and form of proxy to holders of a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees and (G) a description of all Derivative Transactions (as such term is defined in the Bylaws) made by each nominating stockholder during the prior twelve months.
Our environmental, social and governance (ESG) and social impact strategy is directed by our Board and overseen by management and a cross-functional executive team comprised of Legal, Compliance, Human Resources and Investor Relations. Our Board, through our Governance and Nominations Committee, has oversight over our social impact strategy.
The Governance and Nominations Committee held two meetings during the year ended December 31, 2025. A copy of the Governance and Nominations Committee’s charter is posted on our website at www.admabiologics.com.
ADMA BIOLOGICS, INC.   17   2026 Proxy Statement

CODE OF ETHICS AND BUSINESS CONDUCT
We are committed to quality, innovation and above all, ethical professional conduct. Our Code of Ethics and Business Conduct, as amended and restated in September 2025 (the “Code”), applies to all directors, officers and employees of the Company, including our principal executive officer, principal financial officer, principal accounting officer and controller or persons performing similar functions, and contains the general guidelines for conducting the business of the Company and its subsidiaries and affiliates.
It is the policy of the Company to conduct its business in a matter that meets the highest ethical and moral standards and to strictly comply with all laws and regulations governing its operations. The overall purpose of the Code is to promote compliance with general guidelines for conducting the business of the Company consistent with the understanding of Company personnel of the Company’s standards of ethical business practices, laws, rules and regulations. The Code includes provisions related to compliance with all laws and regulations governing its operations, compliance with Regulation FD promulgated under the Exchange Act, conduct regarding business activity (including conflicts of interest, corporate opportunities, loans to directors, officers and employees, entertainment and gifts, political contributions, insider trading and tipping, communications, acting in the best interest of the Company and non-disparagement, confidentiality, fair dealing, antitrust, accuracy of Company records and representations, record retention, environment, health and general safety matters, including the Company’s commitment to providing a safe, orderly, diverse and tolerant work environment that is free of any discrimination or harassment), conduct regarding outside activity (including responsible citizenship and political activity), conduct regarding the use and protection of the Company’s assets (including professional and personal use of the Company’s information systems and assets), waivers of the Code, administration of the Code, and encourages contact with the Company’s Corporate Compliance Officer.
All of our directors, officers and employees annually acknowledge, and are expected to be familiar with, the Code and to adhere to those principles and procedures set forth in the Code that apply to them. The Company has posted the Code, and will post any amendments to the Code, as well as any waivers that are required to be disclosed by the rules of the SEC, on the Company’s website at www.admabiologics.com.
Insider Trading Policy
The Company’s Insider Trading Policy, effective September 2025, applies to all employees, directors, and officers of the Company and its subsidiaries, among others. Under the Insider Trading Policy, transactions in puts, calls, or other derivative securities involving the Company’s equity securities, as well as hedging transactions involving the Company’s equity securities, such as collars and forward sale contracts, are prohibited. The Company believes that the Insider Trading Policy is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the Company. A copy of our Insider Trading Policy is filed with the Company’s Annual Report filed with the SEC on February 25, 2026, as Exhibit 19.1. In addition, with respect to the Company transacting in its own securities, it is the Company’s policy to comply with federal securities laws.
No Hedging Policy
The Company has no standalone policy regarding hedging the economic risks designed to hedge or offset any decrease in the market value of the Company’s common stock of equity ownership for its employees, including the executive team, or directors of the Company.
The Company’s Insider Trading Policy prohibits employees, including executive officers, and directors from engaging in transactions where such insider is aware of material non-public information. The policy also prohibits directors and executive officers from engaging in short sale transactions in the Company’s common stock.
ADMA BIOLOGICS, INC.   18   2026 Proxy Statement

STOCKHOLDER COMMUNICATIONS
Any stockholder or other interested party who wishes to communicate directly with the Board as a group or any individual member of the Board, including any of our independent directors, should write to: The Board of Directors, c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary.
Relevant communications will be distributed to any or all directors as appropriate depending on the facts and circumstances outlined in the individual communication. In accordance with instructions from the Board, the Corporate Secretary reviews all correspondence, organizes the communications for review by the Board and distributes such communications to the full Board, to the independent directors or to one or more individual members, as appropriate. The Corporate Secretary may also forward certain correspondence elsewhere within our Company for review and possible response. In addition, at the request of the Board, communications that do not directly relate to our Board’s duties and responsibilities as directors will be excluded from distribution. Such excluded items include, among others, “spam,” advertisements, mass mailings, form letters, and email campaigns that involve unduly large numbers of similar communications; solicitations for goods, services, employment or contributions; and surveys. Additionally, communications that appear to be unduly hostile, intimidating, threatening, illegal or similarly inappropriate will also be screened for omission. Any excluded communication will be made available to any director upon his or her request.
ADMA BIOLOGICS, INC.   19   2026 Proxy Statement

ADMA Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth information regarding the beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) of our stock as of March 31, 2026, except as noted below, by:
•	each of our directors;
•	each of our named executive officers (as defined in Item 402(a)(3) of Regulation S-K);
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock; and
•	all of our directors and executive officers as a group.
Shares of our common stock subject to options, warrants, restricted stock units (“RSUs”) or other rights currently exercisable or exercisable or expected to vest within 60 days of March 31, 2026, are deemed to be beneficially owned and outstanding for purposes of computing the share ownership and percentage of the person holding such options, warrants or other rights, but are not deemed outstanding for computing the percentage of any other person. Except as indicated in the footnotes below, each holder listed below possesses sole voting and/or investment power with respect to their shares of stock and such holder’s address is c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446. An asterisk (*) denotes less than 1% of ownership of stock. The information is not necessarily indicative of beneficial ownership for any other purpose. Percentage ownership calculations for beneficial ownership are based on an aggregate of 232,291,735 shares of common stock outstanding as of March 31, 2026. This table does not give effect to any transactions by any of the persons below that have occurred after March 31, 2026, or any other ownership changes.

	SHARES BENEFICIALLY OWNED
NAME OF BENEFICIAL OWNER	NUMBER	PERCENT
Dr. Jerrold B. Grossman(1)	851,455	*
Adam S. Grossman(2)	4,442,017	1.9%
Steven A. Elms(3)	2,230,212	1.0%
Alison C. Finger(4)	192,051	*
Lawrence P. Guiheen(5)	490,211	*
Young T. Kwon, PhD(6)	508,884	*
Eduardo Rene Salas(7)	51,611	*
Kaitlin M. Kestenberg(8)	386,048	*
Paul Terence Kohler, Jr.(9)	—	*
Brad L. Tade(10)	83,856	*
All directors and executive officers as a group (9 persons)(11)	9,152,489	3.9%

Owners of more than 5% of our stock
BlackRock, Inc.(12)	35,907,601	15.5%
State Street Corporation(13)	12,078,505	5.2%
Invesco Ltd.(14)	11,785,202	5.1%

*	Less than 1%.
(1)
Amount includes 38,294 shares owned by the Genesis Foundation Inc. (“Genesis”), 31,381 shares owned by the Jerrold Grossman 2019 Irrevocable Trust (the “Trust”), 478,194 shares owned directly by Dr. Grossman, 22,857 shares owned by Brookwood LLC (“Brookwood”) and 175 shares owned by Dr. Grossman’s

ADMA BIOLOGICS, INC.   20   2026 Proxy Statement

wife. Dr. Grossman is the President of Genesis, an investment trustee of the Trust, the managing member of Brookwood, the Vice Chairman of the Board and Hariden, LLC’s (“Hariden”) designee for nomination to the Board. Amount also includes options to purchase 280,554 shares of common stock but does not include options to purchase 13,298 shares of common stock and 10,690 RSUs which have not vested and will not vest within 60 days of March 31, 2026.
(2)
Amount includes 1,218,943 shares owned directly by Mr. Grossman, 580,957 shares owned by Hariden, LLC, of which Mr. Grossman is the managing member, and 1,143,426 shares owned by Areth, LLC, of which Mr. Grossman is a control person. Amount also includes options to purchase 1,498,691 shares of common stock but does not include options to purchase 1,323,803 shares and 893,834 RSUs which have not vested and will not vest within 60 days of March 31, 2026. In addition, Mr. Grossman, pursuant to that certain Secured Margin Line of Credit Agreement (the “Collateral Agreement”) executed and delivered by Adam S. Grossman, as pledgor, in favor of JPMorgan Chase Bank, N.A. (the “Bank”), dated January 2, 2025, has pledged 712,326 shares of common stock as security for a credit facility extended by the Bank to Mr. Grossman.

(3)
Amount includes options to purchase 20,711 shares but does not include options to purchase 13,298 shares and 10,690 RSUs which have not vested and will not vest within 60 days of March 31, 2026. Amount also includes 87,330 shares owned directly by Mr. Elms, 2,108,171 shares owned directly by Aisling Capital II LP (“Aisling Capital”) and 14,000 shares owned by Aisling Arcturus Partners, LP (“Aisling Arcturus” and, together with Aisling Capital, “Aisling”). Mr. Elms is Aisling Capital’s designee for nomination to the Board. As a Managing Member of Aisling Capital Partners, LLC (“Aisling Partners”), a control person of Aisling, and as a member of the investment committee of Aisling Capital Partners, LP (“Aisling GP”), Mr. Elms may be deemed to be the beneficial owner of shares of common stock owned of record by Aisling. Mr. Elms disclaims beneficial ownership of Aisling’s investment in the Company and Aisling Partners’ ownership of the Company’s options, except to the extent of his pecuniary interest thereon. The address for Mr. Elms is c/o Aisling Capital Management LP, 489 Fifth Avenue, 10th Floor, New York, NY 10017.

(4)
Amount includes options to purchase 157,122 shares but does not include options to purchase 13,298 shares and 10,690 RSUs which have not vested and will not vest within 60 days of March 31, 2026. Amount also includes 34,929 shares held directly by Ms. Finger.

(5)
Amount includes options to purchase 314,391 shares but does not include options to purchase 13,298 shares and 10,690 RSUs which have not vested and will not vest within 60 days of March 31, 2026. Amount also includes 94,830 shares held directly by Mr. Guiheen, 50,990 shares held beneficially in the Lawrence P Guiheen Irrevocable Trust 1, and 30,000 shares held beneficially in the Lawrence P. Guiheen Irrevocable Trust DTD 9/20/19, Arlene Guiheen TTEE, Katherine M. Guiheen TTEE.

(6)
Amount includes options to purchase 256,554 shares but does not include options to purchase 13,298 shares and 10,690 RSUs which have not vested and will not vest within 60 days of March 31, 2026. Amount also includes 252,330 shares held directly by Dr. Kwon.

(7)
Amount includes options to purchase 40,722 shares but does not include options to purchase 13,298 shares and 10,690 RSUs which have not vested and will not vest within 60 days of March 31, 2026. Amount also includes 10,889 shares held directly by Mr. Salas.

(8)
Amount includes 133,641 shares owned directly by Ms. Kestenberg. Amount also includes options to purchase 204,327 shares and 48,080 RSUs which will vest within 60 days of March 31, 2026. Amount does not include options to purchase 368,081 shares and 284,879 RSUs which have not vested and will not vest within 60 days of March 31, 2026.

(9)
Mr. Kohler was appointed as our Chief Financial Officer and Treasurer effective February 26, 2026. Excludes an option to purchase 91,166 shares and 58,019 RSUs which have not vested and will not vest within 60 days of March 31, 2026.

(10)
Amount includes 2,033 shares owned directly by Mr. Tade and options to purchase 81,823 shares of common stock but does not include options to purchase 126,300 shares and 175,971 RSUs that have not vested and will not vest within 60 days of March 31, 2026. Mr. Tade was the Chief Financial Officer and Treasurer of the Company until February 25, 2026 and is currently a consultant to the Company.

(11)	Excludes Brad Tade, our former Chief Financial Officer and Treasurer.
(12)
Consists of (i) 35,639,421 shares of common stock for which the reporting person has sole voting power and (ii) 35,907,601 shares of common stock for which the reporting person has sole dispositive power. The principal address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001. The information reported above is based on a Schedule 13G/A filed by BlackRock, Inc. on April 30, 2025.

(13)
Consists of (i) 11,187,440 shares of common stock for which the reporting person shares voting power and (ii) 12,078,505 shares of common stock for which the reporting person has shared dispositive power. The principal address for State Street Corporation is One Congress Street, Suite 1, Boston, MA 02114. The information reported above is based on a Schedule 13G filed by State Street Corporation on August 11, 2025.

(14)
Consists of (i) 11,085,226 shares of common stock for which the reporting person has sole voting power and (ii) 11,785,202 shares of common stock for which the reporting person has sole dispositive power. The principal address for Invesco Ltd. is 1331 Spring Street NW, Suite 2500, Atlanta, GA 30309. The information reported above is based on a Schedule 13G filed by Invesco Ltd. on February 12, 2026.

ADMA BIOLOGICS, INC.   21   2026 Proxy Statement

Securities Authorized for Issuance Under Equity Compensation Plans
The following table sets forth certain information regarding our equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	9,827,286(1)	$3.98	13,595,000
Equity compensation plans not approved by security holders	—	$—	—
Total	9,827,286	$3.98	13,595,000

(1)
Amount includes 5,144,503 RSUs with no exercise price and which are excluded from the calculation of the weighted-average exercise price of outstanding options, warrants and rights reported in the table.

ADMA BIOLOGICS, INC.   22   2026 Proxy Statement

The Auditor Ratification Proposal
Our Audit Committee has appointed KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026. In connection with this appointment, KPMG LLP will examine and report to stockholders on the consolidated financial statements of the Company and its subsidiaries for 2026.
Although stockholder ratification of the appointment of our independent registered public accounting firm is not required by our Bylaws or otherwise, the Board has put this proposal before the stockholders because it believes that seeking stockholders’ ratification of the Audit Committee’s appointment of our independent registered public accounting firm is good corporate practice. This vote is only advisory, however, because the Audit Committee has the sole authority to retain and dismiss our independent registered public accounting firm. If the appointment of KPMG LLP is not ratified, the Audit Committee will evaluate the basis for the stockholders’ vote when determining whether to continue the firm’s engagement. Even if the appointment is ratified, the Audit Committee in its sole discretion may direct the appointment of a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.
Representatives of KPMG LLP are expected to be present at the Annual Meeting and are expected to be available to respond to appropriate questions from stockholders. They also will have the opportunity to make a statement if they desire to do so.
VOTE REQUIRED
The Auditor Ratification Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter to be approved. This means that the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” plus any abstentions for this Auditor Ratification Proposal to be approved.
BOARD RECOMMENDATION
After careful consideration, the Board determined that ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for 2026 is advisable and in the best interests of ADMA and its stockholders. On the basis of the foregoing, the Board has approved and declared advisable the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for 2026 and recommends that you vote “FOR” the ratification of the Audit Committee’s appointment of KPMG LLP as our independent registered public accounting firm for 2026.
CHANGE OF INDEPENDENT PUBLIC ACCOUNTANTS
As previously reported on the Company’s Current Report on Form 8-K, filed with the SEC on October 9, 2024 (the “Change of Auditor Current Report”), CohnReznick LLP (“CohnReznick”), resigned as the Company’s independent registered public accounting firm effective as of November 7, 2024 (the “Resignation Date”), the date the Company completed the filing of its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024.
CohnReznick is not required to obtain, and did not seek, the Company’s consent to its decision to resign as the Company’s independent registered public accounting firm. As a result, neither the Board nor the Audit Committee took part in CohnReznick’s decision to provide its notice of resignation.
CohnReznick’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2023 and 2022 and on the Company’s internal control over financial reporting as December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the Company’s two most recent fiscal years and through the Resignation Date, there have been no disagreements with CohnReznick as that term is defined in Item 304(a)(1)(iv) of Regulation S-K on any matter of accounting principles or practices,
ADMA BIOLOGICS, INC.   23   2026 Proxy Statement

financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to CohnReznick’s satisfaction, would have caused CohnReznick to make reference to the subject matter of the disagreement in connection with its reports on the Company’s financial statements or internal control over financial reporting.
For the fiscal years ended December 31, 2023 and 2022 and through the Resignation Date, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.
The Company provided to CohnReznick the disclosure contained in the Change of Auditor Current Report and requested CohnReznick furnish a letter addressed to the SEC stating whether it agrees with the statements made by the Company (the “CohnReznick Letter”), and, if not, stating the respects in which it does not agree. The CohnReznick Letter has been filed as Exhibit 16.1 to the Change of Auditor Current Report.
On October 31, 2024, the Company and KPMG LLP executed an agreement pursuant to which KPMG LLP was engaged to serve as the Company’s new independent registered public accounting firm effective upon the filing of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024. KPMG’s engagement included an audit of the Company’s consolidated financial statements for the fiscal year ended December 31, 2024, which were filed as part of the Company’s annual report to stockholders for the fiscal year ended December 31, 2024.
PRINCIPAL ACCOUNTING FEES AND SERVICES
The following table summarizes the aggregate fees billed by our independent registered public accounting firm to us for each of the years ended December 31, 2025 and 2024. Since November 7, 2024, KPMG LLP has served as our independent registered public accounting firm. A description of these fees and services follows the table.

	KPMG LLP		COHNREZNICK LLP
	2025	2024	2025	2024
Audit Fees(1)	$1,775,600	$2,747,000	$—	$219,090
Audit-Related Fees(2)	305,485	—	105,000	94,500
Tax Fees(3)	—	—	—	217,046
All Other Fees(4)	—	—	20,625	32,550
TOTAL	$2,081,085	$2,747,000	$125,625	$563,186

(1)
Fees for audit services in 2025 and 2024 consisted of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements included in our Annual Report, the review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that are normally provided by our independent registered public accountants in connection with statutory and regulatory filings or engagements.

(2)
Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees.”

(3)
Tax fees consist of fees billed for services including, but not limited to, assistance with tax compliance and the preparation of tax returns, tax consultation services and assistance in connection with state and local tax audits, if any.

(4)	Primarily reflects audit fees related to a 401(k) retirement plan sponsored by the Company.
PRE-APPROVAL OF AUDIT AND PERMISSIBLE NON-AUDIT SERVICES
Our Audit Committee requires pre-approval of all audit and non-audit services in one of two methods. Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Exchange Act to the Company’s management. Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit). The Chairperson of the Audit Committee has the authority to grant pre-approvals of audit and permissible non-audit services by the independent registered public accounting firm, provided that all pre-approvals by the Chairperson must be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee considers, among other things, whether the provision of such audit or non-audit services is consistent with applicable regulations regarding maintaining auditor
ADMA BIOLOGICS, INC.   24   2026 Proxy Statement

independence, whether the provision of such services would impair the independent registered public accounting firm’s independence and whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service.
REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed incorporated by reference into any of our filings under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent we specifically incorporate it by reference therein.
The Audit Committee reviews our financial reporting process on behalf of our Board. Management has the primary responsibility for the financial statements, the reporting process and maintaining our system of internal control over financial reporting. Our independent registered public accounting firm was engaged to audit and express opinions on the conformity of our financial statements to accounting principles generally accepted in the United States of America and on the effectiveness of our internal control over financial reporting.
The Audit Committee of the Board has:
•	Reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2025 with management;
•
Discussed with KPMG LLP the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T; and

•
Received written disclosures and a letter from KPMG LLP regarding its independence as required by applicable requirements of the PCAOB regarding KPMG LLP’s communications with the Audit Committee, and the Audit Committee further discussed with KPMG LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight related to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and KPMG LLP, the Audit Committee recommended to the Board that the audited financial statements be included in our Annual Report for the fiscal year ended December 31, 2025 for filing with the SEC.
Submitted by the members of the Audit Committee:
Young T. Kwon, PhD (Chairman)
Lawrence P. Guiheen
Eduardo Rene Salas
ADMA BIOLOGICS, INC.   25   2026 Proxy Statement

The Say-on-Pay Proposal
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Exchange Act requires all public companies to hold a separate non-binding advisory stockholder vote to approve the compensation of named executive officers as reported in this proxy statement (commonly known as the “Say-on-Pay” vote).
The advisory vote on executive compensation is a non-binding vote on the compensation of our named executive officers, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management.
The Compensation Committee of our Board oversees and administers our executive compensation program, including the evaluation and approval of compensation plans, policies and programs offered to our named executive officers. The Compensation Committee has designed the executive compensation program for our named executive officers to meet the following objectives:
•	Ensure executive compensation is aligned with our corporate strategies and business objectives;
•
Subject a substantial portion of an executive officer’s compensation to achieving both short-term and long-term performance objectives that enhances stockholder value by linking rewards to measurable corporate and individual performance;

•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through awards for performance;
•	Provide total direct compensation that is competitive in the marketplace in order to attract, retain and motivate the best possible executive candidates; and
•	Provide an incentive for long-term continued employment with our Company.
We believe our approach to goal setting and setting of targets with payouts based upon performance results assists in mitigating excessive risk-taking that could harm our value or reward poor judgment by our executives. Several features of our programs reflect sound risk management practices. We believe we have allocated our compensation among base salary and short and long-term compensation target opportunities in such a way as to not encourage excessive risk-taking.
The vote solicited by this Say-on-Pay Proposal is advisory, and therefore is not binding on the Company, our Board or our Compensation Committee. The outcome of the vote will not require the Company, our Board or our Compensation Committee to take any action, and will not be construed as overruling any decision by the Company or the Board.
Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we consider our stockholders’ concerns and evaluate what actions, if any, may be appropriate to address those concerns.
Stockholders will be asked at the Annual Meeting to approve the following resolution pursuant to this Say-on-Pay Proposal:
RESOLVED, that the stockholders of the Company approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, disclosed pursuant to Item 402 of Regulation S-K in the Company’s definitive proxy statement for the 2026 Annual Meeting.
ADMA BIOLOGICS, INC.   26   2026 Proxy Statement

VOTE REQUIRED
The Say-on-Pay Proposal requires the affirmative vote of the holders of a majority of the shares of common stock present in person, by remote communication, or represented by proxy at the Annual Meeting and entitled to vote generally on the subject matter to be approved. This means that the number of votes cast “FOR” must exceed the number of votes cast “AGAINST” plus any abstentions for this Say-on-Pay Proposal to be approved.
BOARD RECOMMENDATION
After careful consideration, the Board unanimously recommends a vote “FOR” the approval of the non-binding, advisory vote on named executive officer compensation.
ADMA BIOLOGICS, INC.   27   2026 Proxy Statement

Compensation Discussion and Analysis
Compensation Discussion and Analysis
Overview
The following discussion provides an overview and analysis of the philosophy and objectives of the Compensation Committee (the “Compensation Committee”) of our Board in designing compensation programs as well as the compensation determinations and the rationale for those determinations relating to our President and Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the other individuals who served as executive officers during the year, to whom we refer to collectively as our “named executive officers.” Our named executive officers for 2025 were:
•	Adam S. Grossman, President and Chief Executive Officer;
•	Kaitlin Kestenberg, Chief Operating Officer and Senior Vice President, Compliance;
•
Brad L. Tade, our former CFO and Treasurer, who retired from such positions on February 25, 2026. Mr. Tade was immediately succeeded by Paul Terence Kohler, Jr., the Company’s former Executive Financial Advisor, who currently serves as the Company’s CFO and Treasurer; and

•	Paul Terence Kohler, Jr., our Chief Financial Officer and Treasurer, effective February 26, 2026.
Executive Summary
We made significant progress toward achieving our strategic goals and objectives in 2025. Most notably, we achieved the following:
•	Reported record revenue of $510 million for the full year, which represented a 20% increase over the prior year.
•
Received approval of our Prior Approval Supplement for our innovative yield enhancement production process from the U.S. Food and Drug Administration (the “FDA”), which has demonstrated an ability to increase production yields by approximately 20% from the same starting plasma volume. Yield-enhanced production successfully transitioned into routine commercial execution in 2025 with continued FDA lot releases. Fiscal year 2026 represents the first full year of yield-enhanced output, positioning us for sustained gross margin growth and anticipated material increases in earnings power.

•
Reported record highs across all ASCENIV leading demand metrics through year-end 2025, as ASCENIV’s benefit in real-world patient outcomes and broad payer coverage continues. Full-year ASCENIV revenues increased 51% year-over-year to $363 million, driven by robust demand and expanding prescriber adoption.

•
Reached an agreement to divest three plasma centers for $12 million while retaining seven plasma collection centers, which divestiture subsequently closed in the first quarter of 2026. Concurrently, we entered into long-term supply agreements with the purchaser, maintaining diversity of our high-titer plasma sources. Third-party suppliers exceeded expectations in 2025, and this new agreement combined with the existing long-term supply agreements now provide us with access to 280+ plasma collection centers. This is expected to materially improve ASCENIV’s long-term supply opportunity while creating a more flexible, capital-efficient supply model expected to deliver accretive cost savings beginning in 2026.

•
Further validated ASCENIV’s differentiated profile through multiple independent 2025 real-world datasets. Statistically significant infection reductions observed in investigator-initiated analyses continue to enhance physician confidence, support payer engagement, and expand medical education initiatives, each of which are key drivers of strong 2026 utilization.

•
Approved a common stock repurchase program of up to $500 million, representing approximately 8% of our market capitalization at the time. In 2025, we repurchased $32 million of our common stock under this program, demonstrating our unwavering commitment to generating sustained stockholder value.

ADMA BIOLOGICS, INC.   28   2026 Proxy Statement

•
Completed a syndicated debt refinancing led by J.P. Morgan in August 2025, replacing our prior term loan and reducing borrowing costs. The new credit agreement includes a $225 million revolving credit facility and $75 million term loan and features leverage-based pricing tiers with ABR spreads ranging from 1.50% to 2.00% and Term Benchmark/RFR spreads from 2.50% to 3.00%. The refinancing lowers our weighted average cost of debt and provides enhanced liquidity and financial flexibility to support strategic growth initiatives.

•
Purchased a $12.5 million facility on five acres of land, proximate to our Boca Raton manufacturing campus in July 2025. This investment strengthened our U.S.-based, vertically integrated supply chain and potentially provides for up to 30% in future cGMP capacity expansion. The site is expected to provide us with additional operating flexibility to build on our growth trajectory by adding critical infrastructure, including increased cold storage capabilities, warehousing and inventory management, in-house testing, as well as added manufacturing capacity and potential new distribution opportunities.

•
Continued to implement our innovative AI program, ADMAlytics™, to improve efficiencies across our supply chain and production operations. When fully implemented, ADMAlytics is expected to further optimize our commercial growth strategy. The benefits of ADMAlytics include increased production efficiency, enhanced visibility into the 7–12 month manufacturing process, optimized commercial planning, streamlined plasma pooling, and reduced variability and personnel hours.

•
Successfully advanced preclinical development of our S. pneumonia hyperimmune globulin pipeline product, named SG-001. S. pneumonia is the predominant cause of community-acquired pneumonia in the U.S., ranking as the ninth leading cause of overall mortality, and we estimate that an S. pneumonia hyperimmune globulin, if approved, has the potential to generate peak annual revenue of $300-500 million. We anticipate submitting a pre-Investigational New Drug package to the FDA in fiscal year 2026, which could enable us to progress development of SG-001 directly into a registrational clinical trial.

As described further in this CD&A, our executive compensation program is designed to align our named executive officers’ compensation with performance. Based on our overall performance, our Board took certain key actions with respect to the compensation of our named executive officers, as described under the heading “Executive Compensation Components”.
Executive Compensation Philosophy
This CD&A provides an overview of our executive compensation philosophy, the overall objectives of our executive compensation program and each element of compensation provided. In addition, it explains how and why our Compensation Committee arrived at the specific compensation policies and decisions involving our named executive officers. The primary objectives of our executive compensation program are to motivate and retain key executives, attract new talent, and link compensation achievement in a pay for performance model tied to business objectives, ultimately linking executive compensation with stockholder interests. To determine named executive officer compensation for 2025, consistent with this philosophy, the Compensation Committee considered the impact of our corporate performance during 2024, each named executive officer’s individual performance, each named executive officer’s anticipated future contributions, market conditions generally, and compensation data from peer group companies. In addition, the Compensation Committee reviewed stockholder approval of our executive compensation for 2024, which was approved by stockholders by a vote of 88.9% support. In light of this support, the Compensation Committee determined that it is in the best interest of our stockholders, as well as our employees, to maintain our compensation policies and procedures, as described below.
Our executive compensation decisions are based on the following fundamental philosophies and objectives of our Compensation Committee:
•	Ensure executive compensation is aligned with corporate strategies and business objectives;
•	Align pay with performance at the company and individual level via short-term and long-term performance incentives that are designed to enhance stockholder value;
•	Reinforce the importance of meeting and exceeding identifiable and measurable goals through awards for performance;
•	Provide total direct compensation that is competitive in the marketplace in order to attract, retain and motivate the best possible executive candidates; and
•	Provide an incentive for long-term continued employment with the Company.
ADMA BIOLOGICS, INC.   29   2026 Proxy Statement

What We Do	What We Don’t Do

✔
We pay for performance
✔
We grant long-term time-based awards under our long-term equity compensation plan based on individual performance
✔
We consider and benchmark against peer groups and broader market in establishing compensation
✔
We retain an independent compensation consultant
✔
We have a clawback and recoupment policy

✘
We do not encourage excessive risk-taking in our compensation practices
✘
We do not allow tax gross-up payments
✘
We do not grant excessive severance, pension or other benefits
✘
We have not historically repriced stock options and are unable to reprice stock options under the ADMA Biologics, Inc. 2022 Equity Compensation Plan (the “Equity Compensation Plan”) without stockholder approval

Determination of Competitive Compensation for 2025
Role of Compensation Committee
Our Compensation Committee uses its judgment to evaluate the compensation of our named executive officers based on market data and individual performance (as described further below in the section entitled “Executive Compensation Components”). This judgment is reflected in the compensation decisions for 2025 and signifies our Compensation Committee’s commitment to align executive compensation with the business objectives and performance of the Company. We reward our named executive officers in a manner that supports a philosophy of pay-for-performance while maintaining an overall level of compensation that is competitive with the compensation paid to similarly-situated named executive officers in our peer group and the life sciences industry.
Role of the Compensation Consultant
For 2025, the Compensation Committee engaged Pay Governance LLC (“Pay Governance”), a nationally known executive compensation and benefits consulting firm, to serve as the independent compensation consultant, working directly with the Compensation Committee to assist in a review of our overall director and executive compensation programs, including with respect to benchmarking executive compensation. Pay Governance reviewed our compensation peer group to ensure it was relevant for competitive analysis of executive pay and reviewed our compensation practices with respect to our named executive officers and non-executive directors relative to the pay levels and practices of our peer group. In late 2025 and early 2026, Pay Governance also conducted an executive compensation analysis for 2026 and performed an analysis and proposed guidelines on executive stock ownership.
In engaging Pay Governance in fiscal year 2025, the Compensation Committee determined that Pay Governance was independent in accordance with SEC Rule 10C-1 and that their work did not raise any conflict of interest.
Overview of Compensation Elements
To achieve our compensation objectives, we provide each named executive officer with a compensation package consisting primarily of the following fixed and variable elements:

Compensation Element	Compensation Objectives	Design
Base Salary
•
Recognizes performance of job responsibilities and attracts and retains individuals with superior talent.

•
Reflects the experience of the individual named executive officer and expected day-to-day contributions, supported by market data.
• Fixed compensation that is reviewed annually to consider changes in responsibility, experience, and market competitiveness.
Short-Term Incentive Compensation	• At-risk pay is designed to motivate achievement of annual performance goals. • Provides incentives to attain short-term corporate and individual goals.	• Variable compensation based on corporate performance, and subject to further adjustment based on individual performance. • Market competitive targets established for named executive officers.
Long-Term Incentive Compensation	• Drives stockholder value creation by aligning the interests of named executive officers with those of our stockholders.	• Variable long-term incentive compensation that vests over a four-year period from the date of grant.

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Collectively, these fixed and variable components establish a balanced compensation program that is designed to attract, retain, and motivate key executive level talent while paying for performance, aligning the interests of our executive officers with those of our stockholders, and mitigating risk. Each of these elements is discussed in greater detail below under the section titled “Executive Compensation Components.”
Peer Group and Market Data
For purposes of comparing our executive and director compensation against the competitive market, the Compensation Committee approved a new peer group for 2025, based on the analysis conducted by Pay Governance and pursuant to the Committee’s annual review process. In selecting the new peer group, the Compensation Committee considered size and business-appropriate publicly-traded life sciences industry comparators and focused on company market capitalization (0.5x – 3.0x the range of ADMA), revenue (0.5x – 2.0x the range of ADMA), and headcount (0.33x – 3.0x the range of ADMA) (among others) as key selection criteria. Companies who met the initial criteria were then reviewed for appropriateness based on additional metrics, including total shareholder return (TSR) growth, revenue growth, price to sales ratio, EBITDA (absolute and growth), net income (absolute and growth), and R&D expense as a percentage of operating expenses. The Compensation Committee also uses market data from our compensation peer group and from the Radford Global Life Sciences Compensation survey as one factor in evaluating whether the compensation for our executive officers is competitive in the market. The Compensation Committee also rely on their own knowledge and judgment in evaluating market data and making compensation decisions. The following comparator companies comprise the peer group for 2025:

•	ACADIA Pharmaceuticals Inc.	•	Alkermes plc	•	Amicus Therapeutics, Inc.	•	Amphastar Pharmaceuticals, Inc.
•	ANI Pharmaceuticals, Inc.	•	Apellis Pharmaceuticals, Inc.	•	Catalyst Pharmaceuticals, Inc.	•	Collegium Pharmaceutical, Inc.
•	Corcept Therapeutics Incorporated	•	Evolus, Inc.	•	Exelixis, Inc.	•	Halozyme Therapeutics, Inc.
•	Harmony Biosciences Holdings, Inc.	•	Intra-Cellular Therapies, Inc.*	•	MannKind Corporation	•	MiMedx Group, Inc.
•	Mirum Pharmaceuticals, Inc.	•	Sarepta Therapeutics, Inc.	•	Supernus Pharmaceuticals, Inc.	•	TG Therapeutics, Inc.
•	Vericel Corporation

*	Acquired in a take-private transaction by Johnson & Johnson in April 2025 following determination of our 2025 peer group.
Executive Compensation Components
The primary elements of our executive compensation program include base salary, annual cash bonus, and equity incentives that are reflected in grants of stock options and restricted stock units. Annually, the Compensation Committee reviews the Company’s mix of short-term incentives versus long-term incentives. In this review, the Compensation Committee aims to provide a reasonable balance between these components. The Compensation Committee administers these components with the goal of providing total compensation that is competitive in the marketplace, while also acknowledging and motivating the achievement of individual and Company performance to align named executive officer compensation with stockholders.
The Compensation Committee took the following actions with respect to 2025 compensation for our named executive officers:
•	Worked with Pay Governance to update the Company’s compensation program for executive compensation as compared to the executive compensation of the companies in our updated peer group.
•	After considering the market practice of our peer group, awarded certain salary increases of our named executive officers, as discussed in more detail below under the section entitled “Base Salaries.”
•
Based on our performance results for 2025, as well as individual performance of our named executive officers, awarded certain annual cash bonuses, with a payout of 125% of target, except as otherwise provided below, as discussed in more detail below under the section entitled “Annual Bonuses”.

•	Made grants of restricted stock units and stock options under the Equity Compensation Plan, as discussed in more detail below under the section entitled “Long-Term Incentives – Equity Compensation”.
•	Entered into an employment agreement with Mr. Kohler, initially as Executive Financial Advisor, with Mr. Kohler transitioning to Chief Financial Officer and Treasurer as of February 2026.
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Role of our Chief Executive Officer in Determining Executive Compensation.
Based on the data provided by our compensation consultant, our Chief Executive Officer makes recommendations to the Compensation Committee regarding the compensation of the named executive officers (except with respect to his own compensation).
Base Salaries
Base salary is intended to compensate our named executive officers for the performance of their core job responsibilities and duties. The Company’s compensation philosophy aims to maintain reasonable “fixed” compensation costs by targeting base salaries at a competitive market levels, taking into account both Company performance and individual executive performance. Base salaries are generally reviewed annually by the Compensation Committee. In determining 2025 base salaries, the Compensation Committee also considered total compensation levels versus comparable positions within the peer group. The base salary for each named executive officer for 2025 and 2024 was as follows:

Name	Base Salary for 2024	Base Salary for 2025
Adam S. Grossman	$800,000	$925,000
Kaitlin Kestenberg	$460,000	$575,000
Brad L. Tade	$435,000	$500,000
Paul Terence Kohler, Jr.(1)	N/A	$500,000

(1)	Mr. Kohler commenced his employment with the Company in December 2025 as Executive Financial Advisor and was promoted to Chief Financial Officer and Treasurer of the Company on February 25, 2026.
Annual Bonuses
We pay annual performance-based cash bonuses to reward the performance achievements of our named executive officers. The corporate performance goals vary year by year, as approved by the Compensation Committee. We set target award levels for our executives based on a percentage of their base salary. The Compensation Committee and Board examines pre-established corporate performance goals and corresponding weighting in determining whether to pay an annual bonus to any named executive officer and the amount of such bonus.
The Board, in discussion with management, reserves the right to adjust the aggregate percentage of the bonus payout based on the financial and corporate performance of the Company. In addition, as discussed below, the Board also reserves the right to adjust the ultimate payout percentage based on individual performance. As such, actual payouts to the named executive officers can vary from the target opportunities based on actual performance.
At an early January 2026 meeting, the Compensation Committee assessed whether and to what extent the applicable corporate goals were achieved for 2025. The tables below set forth the Compensation Committee determinations with respect to the annual bonus awards for 2025 for each named executive officer:

Name	Annual Bonus Target for 2025 (Percentage of Base Salary)	Target Payment for 2025 ($)	Actual Achievement of Target for 2025 (Percentage of Annual Bonus Target)	Annual Bonus for 2025 ($)
Adam S. Grossman	100%	$925,000	125%	$1,156,250
Kaitlin Kestenberg	50%	$287,500	125%	$359,375
Brad L. Tade(1)	50%	$250,000	100%	$250,000
Paul Terence Kohler, Jr.(2)	N/A	N/A	N/A	$15,750

(1)	For 2025, the Board decreased achievement of Mr. Tade’s 2025 annual bonus by 25% due to individual performance.
(2)
Although Mr. Kohler’s employment agreement, dated November 25, 2025, included as Exhibit 10.2 on Form 8-K filed February 25, 2026, did not provide for an annual bonus opportunity for fiscal 2025, the Compensation Committee elected to pay him a discretionary bonus of $15,750.

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The following table provides information regarding each of the corporate performance goals for the annual bonuses, the weighting used to determine such goals, outperformance/stretch goals with an additional reward opportunity, and the ultimate achievement of such goals, as determined by the Compensation Committee:

Performance Metric	Weighting	Accelerator (if applicable)	Accelerator Weighting (if applicable)	Achievement
Pipeline. Advance SG-001 data generation by year-end 2025. Implement immunized donor collection and stimulation protocols	10%	N/A		10%
Manufacturing Yield Enhancement. Initiate commercial-scale production of enhanced yield batches	15%	N/A		15%
Regulatory. Maintain cGMP-compliant status. Receive an FDA approval for ADMA’s innovative yield enhancement process and commence commercial sales	15%	N/A		15%
Production. Drug substance batches in line with internal business targets	10%	Drug substance batches exceeding internal business targets by a percentage increase approved by the Board	5%	15%
IT Infrastructure. Successfully complete planned IT systems upgrades, including launching of new ADMA BioCenters donor application before year-end 2025	10%	N/A		10%
Plasma Supply. Achieve substantially all budgeted normal source and high titer plasma collection objectives in fiscal year 2025	10%	Exceed high titer plasma collection targets by a percentage increase approved by the Board	10%	20%
Financials. Exceed budgeted fiscal year 2025 revenue targets, while managing operating expenses below budgeted targets. Achieve budgeted de-leveraging targets	30%	Achievement of revenues in excess of 2025 budget by an initial target percentage approved by the Board	20%	30%
		Achievement of revenues in excess of 2025 budget by a secondary target percentage approved by the Board	15%
Management Recommendation		Board Discretion		10%
Total	100%		50%	125%

Long-Term Incentives – Equity Compensation
We maintain the Equity Compensation Plan, which is a broad-based omnibus equity compensation program that permits the Compensation Committee to award various types of equity-based awards, including stock options and restricted stock units.
As a general matter, equity grants to executive officers are intended to incentivize such officers to contribute materially to the growth of the Company, thereby benefitting the Company’s stockholders and aligning the economic interests of the participants with those of the stockholders. We believe that stock options provide a strong incentive to increase stockholder value because the
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value of the options is entirely dependent on the increase in the market price of our common stock following the date of grant. We believe the restricted stock unit awards provide an appropriate level of balance to the performance-oriented equity components of our long-term program.
The Compensation Committee approves equity grants to the named executive officers. Generally, these awards are approved on an annual basis during the first quarter of the year. However, the Compensation Committee may also approve grants in specific scenarios, including, for example, in connection with the hiring of new executive officers. In all instances, grants of new equity awards will not be made to an executive officer within the four business days before the filing of a periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of a Current Report on Form 8-K that discloses material nonpublic information, or within one business day after the filing of any such reports. In February 2025, Messrs. Grossman and Tade and Ms. Kestenberg received long-term equity incentive awards, consisting of 50% restricted stock units that vest in substantially equal installments on the first four anniversaries of the date of grant and 50% of stock options that vest with respect to 25% of the shares underlying the option on the one-year anniversary of the date of grant, and the remaining 75% of the option shares vesting monthly in substantially equal installments over the next three years. On his start date in December 2025, Mr. Kohler similarly received long-term equity incentive awards, consisting of restricted stock units and stock options that, in each case, vest according to our standard vesting schedule described in the preceding sentence.
The table below summarizes the 2025 restricted stock units and stock options awarded to the executive officers of the Company pursuant to the long-term incentive program:

Name	Restricted Stock Units (#)	Target Value of Restricted Stock Units ($)	Stock Options (#)	Target Value of Stock Options ($)
Adam S. Grossman	252,022	$4,050,000	376,744	$4,050,000
Kaitlin Kestenberg	77,784	$1,250,000	116,279	$1,250,000
Brad L. Tade	62,227	$1,000,000	93,023	$1,000,000
Paul Terence Kohler, Jr.	58,019	$1,125,000	91,166	$1,125,000

For additional information regarding stock option and restricted stock unit award terms, see the narrative accompanying the Grants of Plan-Based Awards table.
Perquisites
We do not have programs for providing personal benefit perquisites to named executive officers.
Additional Benefits
Our named executive officers participate in our broad-based group health plan and 401(k) savings plan offered to all full-time employees of the Company. We currently provide a safe harbor 4% match on an employee’s contributions to the 401(k) plan, up to the applicable limit set forth in the Internal Revenue Code (the “IRC”). In addition, the Company pays the premiums for medical benefits and life insurance coverage for the named executive officers.
Executive Stock Ownership Guidelines
The Board has adopted the Executive Stock Ownership Guidelines based on the belief that key executives should have a significant ownership interest in the Company’s common stock. As of the date of this proxy statement, all named executive officers were subject to this policy.
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Under the Executive Stock Ownership Guidelines, covered executives are expected to acquire and hold a specific level of ownership interest in the common stock based on their position and compensation level. The Executive Stock Ownership Guidelines are intended to enhance the alignment of the interests of key executives with the interests of the Company’s stockholders. Pursuant to the Executive Stock Ownership Guidelines, each named executive officer is required to hold shares of our common stock at the levels set forth below, effective beginning in February 2026:

Position	$ Value of Shares
Chief Executive Officer	5.0 x Base Salary
All Other Named Executive Officers	2.0 x Base Salary

The ownership level represents the share ownership value calculated based on the fair market value of the shares held at the end of each fiscal year. The Company expects each executive to reach the specified share ownership level within five years from the date such individual becomes subject to the guidelines and to continue to own shares with at least such value while in the designated position.
For purposes of the Executive Stock Ownership Guidelines, owned shares include the value of the shares directly held by the executive, plus 50% of the value of any granted but unvested restricted stock units held by the executive. The Compensation Committee annually reviews each executive’s progress toward the goal. As of the end of 2025, each named executive officer was in compliance with the Executive Stock Ownership Guidelines, except Mr. Kohler who was not an executive officer as of the end of the fiscal year 2025.
Clawback Policy
Effective December 1, 2023, our Board, upon the recommendation of the Compensation Committee, adopted a new compensation recoupment policy (the “Clawback Policy”). The Clawback Policy is effective for certain incentive-based compensation received by our current or former executive officers on or after October 2, 2023, and is consistent with the requirements of the SEC’s final compensation clawback rules under the Dodd-Frank Act and the Nasdaq listing standards. The Clawback Policy requires recoupment of such incentive-based compensation in the event the Company is required to restate its financial results due to the Company’s material non-compliance with any financial reporting requirement under the federal securities laws as required by the Dodd-Frank Act and corresponding Nasdaq listing standards. The recovery of such compensation applies regardless of whether an executive officer engaged in misconduct or otherwise caused or contributed to the requirement for a restatement. The Clawback Policy is filed as an exhibit to our Annual Report.
Ongoing and Post-Employment Compensation
As of December 31, 2025, we were party to employment agreements with Messrs. Grossman, Tade, and Kohler and Ms. Kestenberg (collectively, the “Executive Employment Agreements”), which entitle these named executive officers to receive a base salary and an annual performance-based bonus and provide that they are eligible to receive equity grants under our long-term incentive equity incentive program. The Executive Employment Agreements are designed to be part of a competitive compensation package and provide for severance pay and benefits upon an involuntary termination and for increased severance pay and benefits in the event an eligible employee is terminated from employment in connection with a “change of control” of the Company.
The Executive Employment Agreements provide that each of the named executive officers is eligible to receive severance payments upon certain termination events, including termination by the Company without cause and by the executive for good reason, provided that the executive signs and does not revoke a release of claims in favor of the Company. In addition, the Executive Employment Agreements provide for enhanced severance payments for a termination of employment in connection with a change in control.
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The table below sets forth the severance payments to which each named executive officer is entitled pursuant to the Executive Employment Agreements in addition to each executive’s earned but unpaid target annual bonus for the prior year:

	Severance Payments		Change in Control Severance Payments(1)
Executive	COBRA Health Continuation Payments	Salary Continuation, Plus Bonus Payments (If Applicable)	COBRA Health Continuation Payments	Salary Continuation, Plus Bonus Payments (If Applicable)
Adam Grossman	The Company will pay health insurance premiums for 18 months	Equal monthly installment payments of 18 months of base salary plus 1½ times target bonus	The Company will pay health insurance premiums for 24 months	Lump sum payment equal to 24 months’ base salary plus two times target bonus
Kaitlin Kestenberg	The Company will pay health insurance premiums for 12 months	Equal monthly installment payments of 12 months of base salary	The Company will pay health insurance premiums for 12 months	Lump sum payment equal to 15 months’ base salary plus 1 1∕2 times target bonus
Brad L. Tade	The Company will pay health insurance premiums for 12 months	Equal monthly installment payments of 12 months of base salary	The Company will pay health insurance premiums for 12 months	Lump sum payment equal to 15 months’ base salary plus 1 1∕2 times target bonus
Paul Terence Kohler, Jr.	The Company will pay health insurance premiums for 6 months	Equal monthly installment payments of 6 months of base salary	The Company will pay health insurance premiums for 9 months	Lump sum payment equal to 9 months’ base salary plus a prorated target bonus for the year of termination

(1)
The change in control severance period for Mr. Grossman begins immediately prior to a change in control and continues through the two-year anniversary of the change in control. The change in control severance period for Mr. Tade, Mr. Kohler, and Ms. Kestenberg begins immediately prior to the change in control and continues through the one-year anniversary of the change in control.

Additionally, the Executive Employment Agreements provide that in addition to the change in control severance benefits above, if the executives’ employment is terminated without cause or for good reason in connection with a change in control, each of Messrs. Grossman, Tade, and Kohler and Ms. Kestenberg will be entitled to accelerated vesting of their outstanding stock options and restricted stock units. In the case of Mr. Grossman, his vested options will remain exercisable through the 24-month anniversary of his termination (or the ten-year term of the options, if earlier), and in the case of Ms. Kestenberg and Messrs. Tade and Kohler, their vested options remain exercisable until the 18-month anniversary of their termination of employment (or the ten-year term of the options, if earlier). In addition, if Mr. Grossman is terminated without cause or for good reason, not in connection with a change in control, he will be entitled to an additional year of vesting on any outstanding stock options and restricted stock units, and the options will become exercisable through the 24-month anniversary of his date of termination (or the ten-year term of the options, if earlier).
If a named executive officer dies or becomes disabled, the Company will pay the executive (or their estate in the event of the executive’s death) their accrued but unpaid base salary, any unreimbursed expenses, and any unpaid annual bonus for any prior performance year, as well as reimbursement for the same portion of the executive’s family COBRA health insurance premium that the Company paid during the executive’s employment for at least 12 months following the executive’s date of termination.
The Executive Employment Agreements contain restrictive covenant obligations, including mutual non-disparagement covenants, non-competition, non-solicitation, confidentiality and intellectual property covenants.
Payments and benefits under the Executive Employment Agreements are reduced to the maximum amount that does not trigger the excise tax under IRC Section 280G and 4999, unless the executive would be better off, on an after-tax basis, had the executive received all payments and benefits and paid all applicable excise and income taxes.
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Tade Retirement; CFO Transition
As described on the Current Report on Form 8-K, filed with the SEC on February 25, 2026, on February 20, 2026, Mr. Tade notified the Company that he was retiring from his position as Chief Financial Officer and Treasurer of the Company effective at the close of business on February 25, 2026, following the filing of the Annual Report. In connection with his transition, Mr. Tade agreed to provide certain transition services to the Company through July 31, 2026 (the “CFO Transition”). He was immediately succeeded by Mr. Kohler, the Company’s then-Executive Financial Advisor, pursuant to the terms of Mr. Kohler’s employment agreement with the Company.
In connection with the CFO Transition, on February 25, 2026, the Company and Mr. Tade entered into a Separation Agreement and Release (the “Separation Agreement”) and a Consulting Services Agreement (the “Consulting Agreement” and, together with the Separation Agreement, the “Tade Agreements”). In accordance with the terms of the Tade Agreements, Mr. Tade will provide financial and investor relations-related consulting and transition services to the Company as reasonably requested by the President and Chief Executive Officer and the General Counsel, through July 31, 2026 (the “Transition Period”).
In connection with the CFO Transition over the Transition Period, Mr. Tade will: (i) remain eligible for his annual bonus earned for 2025 and payable in 2026; (ii) continue to vest in his outstanding RSUs and stock options that are otherwise scheduled to vest over the Transition Period; (iii) receive a monthly consulting fee in the gross amount of $41,666.67; and (iv) subject to timely election of COBRA benefits, receive a payment of the employer portion of the premiums over the Transition Period, plus one additional month should Mr. Tade sign the final release agreement attached to the Separation Agreement within one week following the end of the Transition Period.
Tax Considerations
Section 162(m) of the IRC generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to any of the company’s chief executive officer and certain other executive officers in any taxable year. Although our Compensation Committee considers tax consequences as a factor when it makes compensation decisions, it retains the discretion and flexibility to make compensation decisions resulting in the grant of non-deductible compensation to the extent it deems that it is appropriate.
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Compensation Committee Interlocks and Insider Participation
Each of Dr. Kwon, Ms. Finger and Mr. Guiheen served as a member of the Compensation Committee during all of fiscal year 2025. Dr. Kwon served as chair of the Compensation Committee during all of fiscal 2025. None of such persons is or was formerly an officer of the Company. During 2025, no interlocking relationships existed between any member of the Company’s Board or Compensation Committee and any member of the board of directors or compensation committee of any other company.
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Compensation Committee Report
The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on such review and discussion, our Compensation Committee recommended to the full Board that the “Compensation Discussion and Analysis” be included in this Proxy Statement.
COMPENSATION COMMITTEE
Young T. Kwon, PhD, Chairman
Alison C. Finger
Lawrence P. Guiheen
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ADMA Executive Officers and Director and Officer Compensation
DIRECTOR COMPENSATION
The following table provides compensation information for our non-employee directors for 2025.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	OPTION AWARDS ($)(3)(4)	TOTAL ($)
Steven A. Elms(5)	96,250	174,986	174,999	446,235
Dr. Jerrold B. Grossman	90,000	174,986	174,999	439,985
Lawrence P. Guiheen	85,000	174,986	174,999	434,985
Young T. Kwon, PhD	95,000	174,986	174,999	444,985
Alison C. Finger	66,250	174,986	174,999	416,235
Eduardo Rene Salas	62,500	174,986	174,999	412,485

(1)
Amounts reflected in this column represent the cash fees earned by non-executive directors for services during 2025. Fees earned are based on membership of the Board, committee membership and committee leadership positions. Please refer to our general policy on compensation of the members of our Board below in the section entitled “General Policy Regarding Compensation of Directors.”

(2)
On February 19, 2025, the Company granted to each of its non-employee directors RSUs with a grant date fair value of $174,986 (or 10,889 RSUs based on the $16.07 per share closing price of the Company’s common stock on the Nasdaq Global Market on the date of grant), vesting in two equal installments, on the six- and 12-month anniversaries of the grant date, becoming fully vested on the one-year anniversary of the grant date, subject to the non-employee director’s continued service as of the applicable vesting date.

(3)
The amounts in this column represent the aggregate grant date fair value for stock option awards issued during 2025 computed in accordance with FAS ASC Topic 718. Please see footnote (3) to the Summary Compensation Table below for relevant assumptions made. As of December 31, 2025, the aggregate number of option awards outstanding (vested and unvested) for Mr. Elms, Dr. Grossman, Mr. Guiheen, Dr. Kwon, Ms. Finger and Mr. Salas was 16,279; 276,122; 339,959; 252,122; 152,690 and 36,290, respectively.

(4)
On February 19, 2025, the Company granted to each of its then non-employee directors an option to purchase 16,279 shares of the Company’s common stock. Each option granted to such non-employee directors has an exercise price of $16.07, the closing price of the Company’s common stock on Nasdaq on February 19, 2025, and vests in 12 equal monthly installments, becoming fully vested on the first anniversary of the date of grant. Each option shall terminate on the earlier of (i) February 26, 2035, and (ii) the first anniversary of such director’s ceasing to serve on the Board.

(5)	Board fees and option grants paid to Mr. Elms are assigned to Aisling.
General Policy Regarding Compensation of Non-Employee Directors
Pursuant to a Board-approved compensation program, effective January 1, 2023, each non-employee director of the Company is paid an annual cash retainer of $50,000. The Chairman and Vice-Chairman are each paid an additional fee of $40,000. Effective January 1, 2025, the Board approved retainer increases to each chair and member of the Board’s committees such that the Chairman of the Audit Committee, the Chairman of the Compensation Committee and the Chairman of the Governance and Nominations Committee is each paid a retainer of $25,000, $20,000 and $12,500, respectively, and members of the Audit Committee, the Compensation Committee and the Governance and Nominations Committee are each paid a retainer of $12,500; $10,000 and $6,250, respectively.
Since October 2020, 25% of the annual Board and Committee fees are paid to each member of the Board on a quarterly basis, with such payment occurring approximately 5-10 calendar days before the conclusion of the applicable quarter.
For 2025, option grant awards to non-employee directors were determined by the Board in its sole, good faith discretion, other than grants made at the time of appointment, as described below. On February 19, 2025, the Company granted to each of its non-employee directors an option to purchase 16,279 shares of the Company’s common stock and 10,889 RSUs. Each option
ADMA BIOLOGICS, INC.   40   2026 Proxy Statement

granted to such non-employee directors has an exercise price of $16.07, the closing price of the Company’s common stock on Nasdaq on February 19, 2025, and vests in 12 equal monthly installments, becoming fully vested on the first anniversary of the date of grant. Each option shall terminate on the earlier of (i) February 19, 2035 and (ii) the date that is 90 days from the date such director ceases to serve on the Board. The RSUs will vest in two equal installments, on the six- and 12-month anniversaries of the grant date, becoming fully vested on the one-year anniversary of the grant date, subject to the director’s continued service as of the applicable vesting date.
Effective February 25, 2026, upon election or appointment to the Board, each new director will be granted an initial option grant with a value equal to 1.5x the total value of annual Board equity grants to existing directors.
Information regarding compensation for those of our directors who are also employees is set forth in the Executive Compensation - Summary Compensation Table below.
CURRENT EXECUTIVE OFFICERS
Adam S. Grossman, 49 – Founder, President, Chief Executive Officer and Director
For Mr. Grossman’s background, please see the section entitled “The Director Election Proposal”.
Kaitlin Kestenberg, 39 – Chief Operating Officer and SVP, Compliance
Ms. Kestenberg has served as the Company’s Chief Operating Officer and Senior Vice President, Compliance since April 2024. Ms. Kestenberg joined the Company as Clinical Research Manager in 2012 and has received multiple promotions and positions of increasing responsibility. Ms. Kestenberg served as the Company’s Senior Vice President, Compliance & Project Operations from April 2023 through March 2024, as Vice President, Compliance & Project Management and Acting Head of Analytical and Process Development from May 2021 through March 2023, as Vice President, Compliance & Project Management from April 2019 until May 2021 and as Senior Director, Compliance, Project Management & Clinical Operations from January 2018 through March 2019. Prior to joining the Company, she held roles of increasing responsibility in clinical operations, quality operations and compliance at Acorda Therapeutics, Inc. and Merck & Co. Inc. Ms. Kestenberg holds a B.A. from the State University of New York at Albany and an M.S.J. from Seton Hall University.
Paul Terence Kohler, Jr., 48 – Chief Financial Officer and Treasurer
Mr. Kohler joined the Company in December 2025 as its Executive Financial Advisor before being promoted to Chief Financial Officer and Treasurer effective February 26, 2026. Prior to joining the Company, Mr. Kohler served as Chief Financial Officer of OptiNose, Inc. (Nasdaq: OPTN), a pharmaceutical company focused on patients treated by ear, nose and throat (ENT) and allergy specialists, from October 2024 through its acquisition in May 2025. From July 2021 until October 2024, Mr. Kohler served as Chief Financial Officer of Verrica Pharmaceuticals Inc. (“Verrica Pharmaceuticals”), a dermatology therapeutics company, where he supported commercial preparations for the launch of a topical treatment for molluscum contagiosum and research and development pipeline investments. Prior to joining Verrica Pharmaceuticals, Mr. Kohler held roles of increasing responsibility at Endo International PLC (“Endo”), including Vice President – Corporate Development and Treasurer from March 2020 to July 2021. Before joining Endo, he completed the Johnson & Johnson MBA Leadership Development program and worked at several investment banking firms. Mr. Kohler holds a B.A. in International Business and Management from Dickinson College and an M.B.A. in Finance & Entrepreneurship from the University of North Carolina. He is a Certified Management Accountant.
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EXECUTIVE COMPENSATION TABLES
Summary Compensation Table
The following table sets forth, for the periods indicated, all of the compensation awarded to, earned by or paid to our named executive officers:

NAME AND PRINCIPAL POSITION	YEAR	SALARY	BONUS(1)	STOCK AWARDS(2)	OPTION AWARDS(3)	NON-EQUITY INCENTIVE PLAN COMPENSATION(4)	ALL OTHER COMPENSATION(5)	TOTAL
Adam S. Grossman	2025	$925,000	—	$4,049,994	$4,049,998	$1,156,250	$56,084	$10,237,326
President, Chief Executive Officer and Director	2024	$800,000	—	$3,011,731	$3,042,274	$1,020,000	$44,729	$7,918,734
	2023	$750,000	$793,125	$1,921,878	$2,527,844	—	$46,802	$6,039,649
Kaitlin Kestenberg	2025	$575,000	—	$1,249,989	$1,249,999	$359,375	$54,284	$3,488,647
Chief Operating Officer & Senior Vice President, Compliance	2024	$433,137	—	$1,257,773	$1,266,439	$345,000(6)	$37,671	$3,340,020
	2023	—	—	—	—	—	—	—
Paul Terence Kohler, Jr.	2025	$19,231	—	$1,124,988	$1,124,988	$15,750	$11,992	$2,296,949
Current Chief Financial Officer and Treasurer	2024	—	—	—	—	—	—	—
	2023	—	—	—	—	—	—	—
Brad L. Tade	2025	$500,000	—	$999,988	$999,997	$250,000	$73,645	$2,823,630
Former Executive Vice President and Chief Financial Officer(7)	2024	$374,792	—	$1,253,192	$1,002,292	$254,475	$51,684	$2,936,435
	2023	—	—	—	—	—	—	—

(1)
Prior to 2024, given the structure of the Company’s annual bonus program, all amounts paid pursuant to the Company’s annual bonus awards were disclosed in the “Bonus” column. Bonus amounts for 2023 include an annual cash bonus of $793,125 for Mr. Grossman, which was paid in March 2024.

(2)
Amounts reflected in this column represent the aggregate grant date fair value of outstanding RSUs granted to each of the named executive officers under the Equity Compensation Plan, computed in accordance with FASB ASC Topic 718 and the assumptions described in Note 2 of the notes to our consolidated financial statements contained in our Annual Reports on Form 10-K for the years ended December 31, 2025, 2024 and 2023. The fair value of RSUs is determined based on the closing price of the Company’s common stock on the date of grant.

(3)
Amounts in this column reflect the aggregate grant date fair value of outstanding stock options granted to each of the named executive officers under the Equity Compensation Plan, computed in accordance with FASB ASC Topic 718 and the assumptions described in Note 2 of our notes to consolidated financial statements contained in our Annual Reports on Form 10-K for the years ended December 31, 2025, 2024, and 2023. We estimate the fair value of each option on the grant date using the Black-Scholes model with the following assumptions: To determine the risk-free interest rate, we utilized the U.S. Treasury yield curve in effect at the time of grant with a term consistent with the expected term of our awards. The expected term of the options granted is in accordance with Staff Accounting Bulletin 107 which is based on the average between vesting term and contractual term. The expected dividend yield reflects our current and expected future policy for dividends on our common stock. The expected stock price volatility for our stock options was calculated by examining the historical volatility of the Company’s common stock since the stock became publicly traded in the fourth quarter of 2013. The material terms of the options held are described in the footnotes to the Outstanding Equity Awards at Fiscal-Year End table.

(4)
Annual bonus awards for 2024 and 2025 were paid pursuant to the Company’s annual bonus program based upon established performance goals and individual performance, as described in the Compensation Discussion & Analysis. Bonus amounts for 2024 include annual cash bonuses of $1,020,000; $345,000 and $254,475 for each of Mr. Grossman, Ms. Kestenberg and Mr. Tade, respectively, which were paid to the named executive officers in March 2025. Bonus amounts for 2025 include annual cash bonuses of $1,156,250, $359,375 and $250,000 for each of Mr. Grossman, Ms. Kestenberg and Mr. Tade, respectively, which were paid to the named executive officers in March 2025, as well as a discretionary bonus of $15,750 to Mr. Kohler, also paid in March 2026.

(5)
This column represents other compensation, including 401(k) matching contributions by the Company, and Company payment of medical benefits and life insurance premiums for the named executive officers. In 2024, the Company paid $13,800 in 401(k) employer matching contributions to each of Mr. Grossman, Ms. Kestenberg, and Mr. Tade. In 2024, the Company also paid $30,479 for medical benefits and $450 in life insurance premiums for Mr. Grossman, $23,601 for medical benefits and $270 in life insurance premiums for Ms. Kestenberg, and $37,194 for medical benefits and $690 in life insurance premiums for Mr. Tade. In 2025, the Company paid $23,500 in 401(k) employer matching contributions to each of Mr. Grossman, Ms. Kestenberg, and Mr. Tade. In 2025, the Company also paid $32,134 for medical benefits and $450 in life insurance premiums for Mr. Grossman, $30,514 for medical benefits and $270 in life insurance premiums for Ms. Kestenberg, and $49,455 for medical benefits and $690 in life insurance premiums for Mr. Tade, as well as a $11,992 housing allowance for Mr. Kohler.

(6)	Ms. Kestenberg’s cash bonus for 2024 performance was erroneously disclosed as $293,625 in the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2025.
(7)	Mr. Tade transitioned from Chief Financial Officer and Treasurer to a consultant role with the Company effective February 25, 2026.
ADMA BIOLOGICS, INC.   42   2026 Proxy Statement

Grants of Plan-Based Awards Table
The following table sets forth each grant made to our named executive officers in 2025 under the plans established by the Company in the amounts granted on such dates.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)(2)	All Other Option Awards: Number of Securities Underlying Options (#)(3)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Grant Date	Threshold ($)	Target ($)(1)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Adam S. Grossman	2/19/2025	—		—		—	—	252,022	376,744	$16.07	$8,100,000
	3/2026	—	$925,000	—		—	—	—	—	—	—
	2/19/2025	—	—	—		—	—	77,784	116,279	$16.07	$2,500,000
Kaitlin Kestenberg	3/2026	—	$287,500	—		—	—	—	—	—	—
Brad L. Tade	2/19/2025	—	—	—		—	—	62,227	93,023	$16.07	$2,000,000
	3/2026	—	$250,000	—		—	—	—	—	—	—
Paul Terence Kohler, Jr.(4)	12/8/2025	—	—	—		—	—	58,019	91,166	$19.39	$2,250,000
	3/2026	—	—	—		—	—	—	—	—	—

(1)
The amounts included in this column reflect the target annual bonus amounts for each named executive officer for fiscal year 2025. The Company’s annual bonus program does not provide for threshold and maximum annual bonus amounts. Instead, the Compensation Committee determines target bonus amounts, which may be increased or decreased by the Board based on individual performance of the named executive officers. Annual bonus amounts were paid in March 2026. Refer to the Compensation Discussion & Analysis for additional detail regarding the annual bonus payments.

(2)	All other stock awards include RSUs granted to the named executive officers for fiscal year 2025, as described in the Compensation Discussion & Analysis.
(3)	All other option awards include stock options granted to the named executive officers for fiscal year 2025, as described in the Compensation Discussion & Analysis.
(4)
Under Mr. Kohler’s employment agreement, he became eligible to receive an annual bonus in fiscal 2026, and therefore did not have a target annual bonus for fiscal 2025. For 2025, Mr. Kohler was paid a discretionary bonus of $15,750 in March 2026, which represents approximately a prorated portion of his target annual bonus for 2026 (45% of base salary).

ADMA BIOLOGICS, INC.   43   2026 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding unexercised options and equity incentive plan awards which have not yet vested held by each of the named executive officers as of December 31, 2025.

	Option Awards(1)					Stock Awards(2)
Name	Grant Date	Number of Exercisable Shares Underlying Options (#)	Number of Unexercisable Shares Underlying Options (#)	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)(3)
Adam S. Grossman President, Chief Executive Officer and Director	02/25/2021	181,569	—	$2.35	02/25/2031	—	—
	03/07/2022	350,000	37,500	$1.67	03/07/2032	75,000	1,368,000
	03/06/2023	382,462	358,558	$3.35	03/06/2033	286,848	5,232,108
	02/26/2024	249,185	471,765	$5.40	02/26/2034	418,296	7,629,719
	02/19/2025	—	376,744	$16.07	02/19/2035	252,022	4,596,881
Kaitlin Kestenberg Chief Operating Officer & Senior Vice President, Compliance
	02/14/2017	5,000	—	$5.00	02/14/2027	—	—
	06/05/2019	1,563	—	$4.31	06/05/2029	—	—
	06/05/2019	937	—	$4.31	06/05/2029	—	—
	08/19/2020	5,417	—	$2.83	08/19/2030	—	—
	02/25/2021	3,750	—	$2.35	02/25/2031	—	—
	07/19/2021	5,000		$1.55	07/19/2031	—	—
	03/07/2022	—	—	—	—	10,000	182,400
	03/06/2023	—	—	—	—	47,500	866,400
	07/24/2023	—	—	—	—	15,000	273,600
	04/01/2024	125,136	175,192	$6.54	04/01/2034	144,240	2,630,938
	02/19/2025	—	116,479	$16.07	02/19/2035	77,784	1,418,780
Paul Terence Kohler, Jr. Current Chief Financial Officer and Treasurer	12/08/2025	—	91,166	$19.39	12/08/2035	58,019	1,058,267
Brad L. Tade Former Chief Financial Officer and Treasurer	06/26/2023	—	—	—	—	50,000	912,000
	02/26/2024	—	—	—	—	37,500	684,000
	07/24/2024	40,764	74,336	$13.58	07/24/2034	54,300	990,432
	02/19/2025	—	93,023	$16.07	02/19/2035	62,227	1,135,020

(1)
Stock options granted to our named executive officers vest over four years, with 25% vesting on the first anniversary of the grant date and the remaining 75% vesting in equal monthly installments over the following 36 months, subject to the named executive officer’s continued employment through the applicable vesting date. Refer to the Compensation Discussion & Analysis for further discussion of the treatment of the stock options upon termination of employment and a change in control.

(2)
RSUs granted to our named executive officers vest quarterly on each one-year anniversary of the date of grant, over four years, subject to the named executive officer’s continued employment through the applicable vesting date. In each case, the RSUs will settle into shares of the Company common stock upon vesting.

(3)
The market value of the RSUs was determined by multiplying the number of unvested RSUs by the closing market price of $18.24 of the Company’s common stock on December 31, 2025 (the last trading day in 2025).

ADMA BIOLOGICS, INC.   44   2026 Proxy Statement

Option Exercises and Stock Vested Table
The following table sets forth information concerning each exercise of stock options and the vesting of restricted stock by our named executive officers during 2025.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)(1)	Value Realized on Exercise ($)(2)	Number of Shares Acquired on Vesting (#)(3)	Value Realized on Vesting ($)(4)
Adam S. Grossman	150,000	1,951,500	403,644	6,667,446
Kaitlin Kestenberg	7,500	50,500	94,330	1,749,507
Brad L. Tade	—	—	55,600	944,320
Paul Terence Kohler, Jr.	—	—	—	—

(1)	Reflects options exercised during 2025.
(2)	Amount calculated by determining the difference between the market price of the underlying options at exercise and the exercise price of the options.
(3)	Shares represent the total number of RSUs that vested during 2025.
(4)	Value realized upon vesting of the RSUs represents the total number of shares vested multiplied by the closing price on the vesting date.
CEO Pay Ratio
SEC executive compensation disclosure rules require us to disclose the annual total compensation of our CEO for 2025, the median of the annual total compensation of all our employees other than our CEO, as well as their ratio to each other (the “CEO Pay Ratio”). During 2025, Mr. Grossman served as our President and Chief Executive Officer. We use the annual total compensation of Mr. Grossman as disclosed in the Summary Compensation Table to calculate our pay ratio. The annual total compensation for Mr. Grossman, and for the median of the annual total compensation of all employees is calculated in accordance with SEC rules applicable to the Summary Compensation Table. For 2025, these amounts were as follows:
•	Our CEO’s annual total compensation: $10,237,326
•	Our median compensated employee’s annual total compensation: $85,586
•	Chief Executive Officer Pay Ratio: 120 to 1
In determining the median compensated employee based on annual total compensation paid, we chose December 31, 2024, as the date used to determine our employee population. As of this date, we had 633 employees, excluding the CEO, of which 626 were full-time salaried employees, with the remaining being part-time employees. There were no seasonal or temporary employees as of this date and no contractors were included in the population. The rules expressly permit the use of a “consistently applied compensation measure” (“CACM”) to determine our median employee. As our CACM, we used annualized salary for 2024. In determining our median compensated employee and calculating the CEO Pay Ratio, we did not use any of the exemptions permitted under SEC rules.
As permitted under SEC rules, we may identify our median employee for purposes of providing pay ratio disclosure once every three years, provided that there has been no change in the employee population or employee compensation arrangements that we reasonably believe would result in a significant change to the 2025 pay ratio disclosure. In accordance with SEC rules, we determined that, in calculating the CEO Pay Ratio for 2025, there were no changes to the employee population or compensation arrangements in 2025 that would be significant to the pay ratio calculation. Therefore, for the purposes of the 2025 calculations, we continue to use the same median employee that we originally identified in 2024 and our median compensated employee’s actual total compensation for 2025 uses the same methodology used to calculate the annual total compensation of our named executive officers for purposes of the Summary Compensation Table.
We believe that the CEO Pay Ratio set forth above is a reasonable estimate for 2025, determined in a manner consistent with SEC rules. The SEC rules for identifying the median compensated employee and calculating the CEO Pay Ratio based on that
ADMA BIOLOGICS, INC.   45   2026 Proxy Statement

employee’s annual total compensation permit companies to apply certain exemptions and to make certain assumptions, adjustments, or estimates. Accordingly, the CEO Pay Ratio may not be comparable to the pay ratios reported by other companies, which may have used different methodologies, assumptions, adjustments, or estimates in calculating their pay ratios.
Potential Payments Upon Termination or Change in Control
The table below describes and estimates the amounts and benefits that our current named executive officers would have been entitled to receive upon a change of control or a termination of their employment in certain circumstances, assuming such events occurred as of December 31, 2025 (based on the plans and arrangements in effect on such date) and a valuation of our common stock based on its closing market price per share on December 31, 2025 (the last trading day of 2025) of $18.24 per share. The table also assumes that each executive will take all action necessary or appropriate for such person to receive the maximum available benefit, such as execution of a release of claims and compliance with restrictive covenants described the Compensation Discussion & Analysis.
For each current named executive officer, the payments and benefits detailed in the table below are in addition to any payments and benefits under our plans and arrangements that are offered or provided generally to all salaried employees on a non-discriminatory basis and any accumulated vested benefits for each named executive officer, including any stock options and restricted stock units vested as of December 31, 2025 (which are set forth in the Outstanding Equity Awards at Fiscal Year-End table).
A description of some elements of the plans, arrangements, and agreements covered by the following tables and which provide for payments or benefits in connection with a termination of employment or change in control are also described in Compensation Discussion & Analysis. The footnotes to the table describe the assumptions that were used in calculating the amounts described below.

Name	Base Salary Continuation ($)	Bonus Payment (If Applicable) ($)	COBRA Health Reimbursement ($)	Vesting of Restricted Stock Units ($)	Vesting of Stock Options ($)	Total ($)
Adam S. Grossman Qualifying Termination other than within CIC Period	1,387,500	1,387,500	54,000	7,676,509	8,062,963	18,568,472
Qualifying Termination within CIC Period	1,850,000	1,850,000	72,000	18,826,699	12,835,285	35,433,984
Kaitlin Kestenberg Qualifying Termination other than within CIC Period	575,000	—	36,000	—	—	611,000
Qualifying Termination within CIC Period	718,750	431,250	36,000	5,372,118	2,302,073	8,860,191
Brad L. Tade Qualifying Termination other than within CIC Period	500,000	—	36,000	—	—	536,000
Qualifying Termination within CIC Period	625,000	375,000	36,000	3,721,452	548,239	5,305,691
Paul Terence Kohler, Jr. Qualifying Termination other than within CIC Period	250,000	—	18,000	—	—	268,000
Qualifying Termination within CIC Period	375,000	—	27,000	1,058,267	—(1)	1,460,267

(1)	As of December 31, 2025, the exercise price per share of Mr. Koher’s options was greater than the closing price of the Company’s common stock.
As described in the Compensation Discussion & Analysis, Mr. Tade retired from his role as Chief Financial Officer and Treasurer of the Company on February 25, 2026, and transitioned to a consulting role with the Company through July 31, 2026. Mr. Kohler was initially employed as the Company’s Executive Financial Advisor from December 8, 2025 through February 25, 2026, after which he succeeded Mr. Tade as Chief Financial Officer and Treasurer
ADMA BIOLOGICS, INC.   46   2026 Proxy Statement

Policies and Practices Related to the Grant of Certain Equity Awards
The Company does not grant new awards of stock options, stock appreciation rights, or similar option-like instruments within four business days before or one business day after the release of any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K that discloses material nonpublic information. Accordingly, the Company has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event the Company determines to grant new awards of such options, the Board will evaluate the appropriate steps to take in relation to the foregoing.
ADMA BIOLOGICS, INC.   47   2026 Proxy Statement

PAY VERSUS PERFORMANCE
The following tables provide information regarding fiscal years ended December 31, 2025, 2024, 2023, 2022 and 2021 in satisfaction of Item 402(v) of Regulation S-K. For the most recently completed fiscal year, we did not use any financial performance measure to link Compensation Actually Paid to our named executive officers to the Company’s performance; accordingly, this disclosure does not present a company-selected measure in the table below nor a tabular list of our most important performance measures, as permitted by the SEC.

Year (a)	Summary Compensation Table Total for PEO ($)(1) (b)	Compensation Actually paid to PEO ($)(2) (c)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers ($) (d)	Average Compensation Actually Paid to Non-PEO Named Executive Officers ($)(2); (3) (e)	Value of Initial Fixed $100 Investment Based on Total Shareholder Return ($) (f)	Value of Initial Fixed $100 Investment Based on Peer Group Total Shareholder Return ($)(4) (g)	Net Income (Millions) ($) (h)
2025	10,237,326	13,616,547	2,869,742	3,360,437	106.36	125.85	146.93
2024	7,918,734	47,362,007	2,319,752	8,383,112	379.42	103.21	197.70
2023	6,039,649	14,081,485	1,965,360	4,004,142	116.49	129.95	(28.20)
2022	2,649,501	8,544,716	1,601,064	4,337,081	275.18	94.28	(65.90)
2021	4,361,250	1,997,290	1,730,385	557,225	72.31	123.16	(71.65)

(1)	The amounts in the column reflect the amounts reported in the “Total” column of the Summary Compensation Table for Mr. Adam Grossman, the Company’s President, Chief Executive Officer and Director.
(2)
“Compensation Actually Paid” as set forth in this column is calculated in accordance with the Rules set forth under Item 402(v) and does not reflect the actual amounts earned or that may be earned by the applicable named executive officers. Mr. Grossman served as the Company’s sole PEO from 2021–2025. Our non-PEO named executive officers in (i) 2025 were Ms. Kaitlin Kestenberg, the Company’s Chief Operating Officer and Senior Vice President, Compliance, Mr. Tade, the Company’s former Chief Financial Officer and Treasurer, and Mr. Kohler, the Company’s current Chief Financial Officer and Treasurer; (ii) 2024 were Ms. Kestenberg, Mr. Tade and Mr. Brian Lenz, the Company’s former Executive Vice President and Chief Financial Officer; (iii) 2023 and 2022 was Mr. Lenz; and (iv) 2021 was Mr. Lenz and Dr. James Mond, the Company’s former Executive Vice President, Chief Scientific Officer and Chief Medical Officer.

(3)
The amounts deducted or added in calculating the equity award adjustments required under Item 402(v) are set forth in the following table. The valuation assumptions used to calculate fair values are consistent with those used in our disclosures of fair value as of the grant date.

(4)	The peer group used for purposes of calculating the amounts in this column is disclosed in “Compensation Discussion and Analysis” above.

	2025		2024		2023		2022		2021
	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	AVERAGE NON-PEO NEOS ($)	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	Average non- PEO NEOs ($)
Total Compensation from Summary Compensation Table	10,237,326	2,869,742	7,918,734	2,319,752	6,039,649	1,965,360	2,649,501	1,601,064	4,361,250	1,730,385
Adjustments for Pension
Adjustment Summary Compensation Table Pension	—	—	—	—	—	—	—	—	—	—
Amount added for current year service cost	—	—	—	—	—	—	—	—	—	—
Amount added for prior service cost impacting current year	—	—	—	—	—	—	—	—	—	—
Total Adjustments for Pension	—	—	—	—	—	—	—	—	—	—
Adjustments for Equity Awards

ADMA BIOLOGICS, INC.   48   2026 Proxy Statement

	2025		2024		2023		2022		2021
	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	AVERAGE NON-PEO NEOS ($)	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	Average non- PEO NEOs ($)	PEO ($)	Average non- PEO NEOs ($)
Adjustments for grant date values in the Summary Compensation Table	(8,099,992)	(2,249,983)	(6,054,005)	(1,593,232)	(4,449,722)	(1,048,443)	(1,130,064)	(517,946)	(2,968,762)	(1,350,450)
Year-end fair value of unvested awards granted in the current year	8,895,363	2,344,095	21,762,079	3,602,224	6,056,139	1,426,946	2,961,868	1,357,523	622,157	184,064
Year-over-year difference of year-end fair values for unvested awards granted in prior years	1,440,118	238,672	18,026,784	3,096,374	6,506,459	1,690,652	2,462,585	1,029,429	(121,190)	(47,127)
Fair values at vest date for awards granted and vested in current year	—	—	—	—	—	—	—	—	—	—
Difference in fair values between prior year-end fair values and vest date fair values for awards granted in prior years	1,143,732	157,912	5,708,415	957,994	(71,039)	(30,373)	1,600,826	867,012	103,834	40,352
Forfeitures during current year equal to prior year-end fair value	—	—	—	—	—	—	—	—	—	—
Dividend or dividend equivalents not otherwise included in total compensation	—	—	—	—	—	—	—	—	—	—
Total Adjustments for Equity Awards	3,379,221	490,695	39,443,273	6,063,360	8,041,836	2,038,782	5,895,215	2,736,017	(2,363,960)	(1,173,160)
Compensation Actually Paid (as calculated)	13,616,547	3,360,437	47,362,007	8,383,112	14,081,485	4,004,142	8,544,716	4,337,081	1,997,290	557,225

ADMA BIOLOGICS, INC.   49   2026 Proxy Statement

Pay Versus Performance Graphic Description
In accordance with Item 402(v) of Regulation S-K, we are providing the following graphic descriptions of the relationships between (i) compensation actually paid to the PEO and the named executive officers other than the PEO, and total shareholder return (“TSR”); and (ii) compensation actually paid to the PEO and the named executive officers other than the PEO, and net income (loss).

Compensation Actually Paid versus Cumulative TSR

Compensation Actually Paid
Cumulative TSR
$50,000,000
$45,000,000
$40,000,000
$35,000,000
$30,000,000
$25,000,000
$20,000,000
$15,000,000
$10,000,000
$5,000,000
$0
$400.00
$350.00
$300.00
$250.00
$200.00
$150.00
$100.00
$50.00
$0
$1,997,290
$557,225
$72.31
$123.16
$8,544,716
$4,337,081
$275.18
$94.28
$14,081,485
$4,004,142
$116.49
$129.95
$47,362,007
$8,383,112
$379.42
$103.21
$13,616,547
$3,360,437
$106.36
$125.85
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
COMPENSATION ACTUALLY PAID TO CEO
COMPENSATION ACTUALLY PAID TO NON-PEO NEOs
CUMULATIVE TSR
PEER TSR

Compensation Actually Paid versus Net Income (Loss)

$50,000,000
$40,000,000
$30,000,000
$20,000,000
$10,000,000
$0
Compensation Actually Paid
$250
$200
$150
$100
$50
$0
-$50
-$100
Net Income (Loss) (In Millions)
$1,997,290
$557,225
($71.65)
$8,544,716
$4,337,081
($65.90)
$14,081,485
$4,004,142
($28.20)
$47,362,007
$8,383,112
$197.70
$13,616,547
$3,360,437
$146.93
12/31/2021
12/31/2022
12/31/2023
12/31/2024
12/31/2025
COMPENSATION ACTUALLY PAID TO CEO
COMPENSATION ACTUALLY PAID TO NON-PEO NEOs
NET INCOME (LOSS)

ADMA BIOLOGICS, INC.   50   2026 Proxy Statement

Certain ADMA Relationships and Related Transactions
Our Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, holders of 5% or more of our voting securities and their immediate family members. We may not enter into a related person transaction unless our Board has reviewed and approved such transaction. In reviewing a related person transaction, our Board may consider various factors, including evaluating potential alternative transactions with unrelated persons. We maintain a Related Party Policy that is reviewed with the Board of Directors or a sub-committee annually; the policy addresses the process for identifying, authorizing, and approving transactions with related parties. Our management prepares a related party listing and transaction analysis quarterly and this analysis is reviewed with the Audit Committee of the Board of Directors. We believe the transactions set forth below were executed on terms no less favorable to us than we could have obtained from unaffiliated third parties.
See “Executive Officers and Director and Officer Compensation” above for a discussion of director compensation, executive compensation and our named executive officers’ employment agreements and, in the case of Mr. Tade’s, consulting agreement.
SHARED SERVICES AGREEMENT
Our executive offices are located in approximately 4,200 square feet of space at 465 State Route 17, Ramsey, New Jersey 07446. Currently we operate under a Shared Services Agreement, as amended from time to time, with Areth for the use of office space, warehouse space and certain related services. We paid Areth $120,000 under this agreement for the year ended December 31, 2025. Effective as of October 1, 2022, the Company and Areth agreed to extend the term of the lease to December 31, 2026 at the current monthly rent, with the agreement automatically renewing for successive one (1)-year periods thereafter unless either party terminates with twelve (12) months’ prior written notice. Areth is a company controlled by Dr. Grossman and Mr. Grossman.
ADMA BIOLOGICS, INC.   51   2026 Proxy Statement

Stockholder Proposals and Other Information
DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS AND RECOMMENDATIONS FOR DIRECTOR
Any stockholder proposal submitted to us pursuant to SEC Rule 14a-8 under the Exchange Act for inclusion in our proxy materials for the 2027 annual meeting of stockholders must have been received by us at c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary no later than the close of business on December 16, 2026.
In order for a stockholder to nominate a person for election to the Board or bring other business before the 2026 annual meeting of stockholders, the stockholder must comply with the advance notice provisions of our Bylaws, which require that the stockholder deliver written notice to the Secretary and comply with the other requirements set forth in the Bylaws. Specifically, we must receive this notice not less than 90 days and not greater than 120 days prior to the first anniversary of the preceding year’s annual meeting. In the event that the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees under SEC Rule 14a-19 must comply with the applicable provisions of our Bylaws, as well as complying with the additional requirements of SEC Rule 14a-19, including SEC Rule 14a-19(b).
Annual Report
Our Annual Report is included with these proxy materials. A copy of our Annual Report, including the financial statements included therein, is also available without charge on our website (www.admabiologics.com) or upon written request to us at c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary.
Householding of Meeting Materials
The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single set of proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. Under this process, stockholders of record who have the same address and last name will receive a single envelope containing the proxy materials for all stockholders having that address. The proxy materials for each stockholder will include that stockholder’s unique control number needed to vote his or her shares.
Upon written or oral request, ADMA will deliver a separate copy of proxy materials to any stockholder at a shared address to which a single set of proxy materials was delivered and who wishes to receive separate sets in the future. Stockholders receiving multiple sets of proxy materials may likewise request that ADMA deliver a single set of proxy materials in the future. Stockholders may notify ADMA of their requests by calling or writing ADMA at its principal executive offices at (201) 478-5552 or 465 State Route 17, Ramsey, New Jersey 07446.
If you are a beneficial owner, you can request information about householding from your broker, bank or nominee.
ADMA BIOLOGICS, INC.   52   2026 Proxy Statement

Expenses and Solicitation
All costs of solicitation of proxies will be borne by us. In addition to solicitations by mail, certain of our directors, officers and regular employees, without additional remuneration, may solicit proxies in person or by telephone or telegraph. The Company may elect to engage outside professionals to assist it in the distribution and solicitation of proxies at a fee to be borne by the Company. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket costs. Solicitation by our officers and employees may also be made of some stockholders in person or by mail, telephone or telegraph following the original solicitation.
Other Matters
The Board does not know of any matters to be presented at the Annual Meeting other than those listed in the Notice of Annual Meeting of Stockholders that accompanies this proxy statement. However, if other matters properly come before the Annual Meeting, including a proposal to adjourn or postpone the Annual Meeting as permitted pursuant to our Bylaws, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters insofar as the proxies are not limited to the contrary.
To the extent that information contained in this proxy statement is within the knowledge of persons other than our management, we have relied on such persons for the accuracy and completeness thereof.
This proxy statement and our Annual Report is available in the “Investors” section of our website at www.admabiologics.com. Alternatively, upon the receipt of a written request from any stockholder entitled to vote at the forthcoming Annual Meeting, we will mail, at no charge to the stockholder, a copy of our Annual Report, including the financial statements and schedules required to be filed with the SEC pursuant to Rule 13a-1 under the Exchange Act, for the Company’s most recent fiscal year. Requests from beneficial owners of our voting securities must set forth a good faith representation that, as of the Record Date for the Annual Meeting, the person making the request was the beneficial owner of securities entitled to vote at such meeting. Written requests for such report should be directed to: c/o ADMA Biologics, Inc., 465 State Route 17, Ramsey, New Jersey 07446, Attention: Corporate Secretary.
If you would like us to send you a copy of the exhibits listed on the exhibit index of the Annual Report, we will do so upon your payment of our reasonable expenses in furnishing a requested exhibit.
You are asked to advise us if you intend to attend the Annual Meeting. For instructions on how to attend the virtual Annual Meeting, please refer to www.virtualshareholdermeeting.com/ADMA2026. You are urged to authorize your proxy via the Internet, or, if you have requested paper copies of our proxy materials, complete, sign, date and return your proxy card promptly to make certain your shares will be voted at the Annual Meeting.
By Order of the Board of Directors,

Adam S. Grossman
President, Chief Executive Officer and Director
Dated: April 15, 2026
ADMA BIOLOGICS, INC.   53   2026 Proxy Statement

Where You Can Find Additional Information
We are subject to the informational requirements of the Exchange Act, and are required to file reports, any proxy statements and other information with the SEC. Any reports, statements or other information that we file with the SEC, including this proxy statement, may be accessed from the SEC’s website on the Internet at www.sec.gov, free of charge. You may also obtain any reports, statements or other information that we file with the SEC by accessing our website at www.admabiologics.com or you may request such reports, statements or other information in writing or by telephone as follows:
ADMA BIOLOGICS, INC.
465 State Route 17
Ramsey, New Jersey 07446
Attention: Office of the Secretary
Telephone: (201) 478-5552
The information contained on our website or in any of our reports filed with the SEC shall not be deemed to be incorporated by reference into this proxy statement, except to the extent we specifically incorporate it by reference.
We have not authorized anyone to provide you with information that differs from that contained in this proxy statement. You should not assume that the information contained in this proxy statement is accurate as on any date other than the date of the proxy statement, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.
ADMA BIOLOGICS, INC.   54   2026 Proxy Statement

SCAN TO
VIEW MATERIALS & VOTE

ADMA BIOLOGICS, INC.
ATTN: INVESTOR RELATIONS
5800 PARK OF COMMERCE BLVD NW
BOCA RATON, FL 33487

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and complete an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ADMA2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 1, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

You may vote by Internet 24 hours a day, 7 days a week. Your Internet vote authorizes the named proxies to vote in the same manner as if you marked, signed and returned your proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V88886-P46768

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ADMA BIOLOGICS, INC.

The Board of Directors recommends you vote FOR the following proposals:

1. To elect the following Class I directors for a term expiring at the 2029 Annual Meeting of Stockholders or until their successors are duly elected and qualified.

Nominees:	**For**	**Withhold**
1a. Alison C. Finger	☐	☐
1b. Eduardo Rene Salas	☐	☐

NOTE: Such other business as may properly come before the meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V88887-P46768

ADMA BIOLOGICS, INC.
Annual Meeting of Stockholders
June 2, 2026 10:00 A.M. Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby constitutes and appoints Adam S. Grossman and Paul Terence Kohler, Jr., or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ADMA BIOLOGICS, INC. that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held virtually at 10:00 a.m. Eastern Time on June 2, 2026 at www.virtualshareholdermeeting.com/ADMA2026, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side